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                                                                   Exhibit 10.52

                                    EXHIBIT A

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================================================================================

                            ASSET PURCHASE AGREEMENT

                                  dated as of

                                 March 7, 2002

                                    between

                     BORDEN CHEMICALS AND PLASTICS OPERATING
                               LIMITED PARTNERSHIP

                                      and

                     FORMOSA PLASTICS CORPORATION, DELAWARE

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.  DEFINITIONS ..............................................................l
    1.1    Definitions .......................................................1
2.  PURCHASE AND SALE OF THE ASSETS AND LIABILITIES ..........................6
    2.1    Sale and Transfer of the Assets ...................................6
    2.2    The Excluded Assets ...............................................7
    2.3    Liabilities .......................................................8
    2.4    Purchase Price ....................................................8
    2.5    Prorations .......................................................10
    2.6    Closing ..........................................................11
    2.7    Limitation of Liability ..........................................12
3.  NONASSIGNABLE INTERESTS AND CURE PAYMENTS ...............................12
4.  REPRESENTATIONS AND WARRANTIES OF SELLER ................................13
    4.1    Organization .....................................................13
    4.2    Financial Statement ..............................................13
    4.3    Authority ........................................................13
    4.4    Real Property ....................................................13
    4.5    Title to Other Assets ............................................13
    4.6    Assumed Contracts ................................................13
    4.7    No Violation of Laws or Permits ..................................13
    4.8    Pending or Threatened Litigation .................................14
    4.9    Employees ........................................................14
    4.10   Employee Benefits ................................................14
    4.11   Environment Matters ..............................................14
    4.12   Supply Contracts .................................................15
    4.13   Customer Contracts ...............................................15
    4.14   Sufficiency of Assets ............................................15
5.  REPRESENTATIONS AND WARRANTIES OF ACQUIROR ..............................15
    5.1    Organization and Qualification ...................................15
    5.2    Authority ........................................................15
    5.3    Conflicts and Defaults ...........................................15

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----
    5.4    Consents and Approvals............................................15
    5.5    Disclosure of Information.........................................16
    5.6    Brokers and Finders...............................................16
    5.7    Funds for the Acquisition.........................................16
6.  CERTAIN ADDITIONAL COVENANTS OF SELLER AND ACQUIROR......................16
    6.1    Disclosure Supplements............................................16
    6.2    Satisfaction of Conditions........................................16
    6.3    Further Assurances................................................17
    6.4    Employee Matters..................................................17
    6.5    Notice of Breaches................................................18
    6.6    Access to the Business, Books, Records and Personnel..............18
    6.7    Continued Operation and Maintenance...............................18
    6.8    Casualty and Condemnation.........................................19
    6.9    Selection of Confidential Contracts...............................19
    6.10   Illiopolis Plant Volume...........................................20
    6.11   Cooperation.......................................................20
    6.12   No Transfer of Assets.............................................20
    6.13   Geismar, Louisiana................................................20
    6.14   Computer Access...................................................20
    6.15   Borden Environmental Indemnity....................................20
    6.16   Alternative Transaction Provisions................................21
    6.17   Broker and Finders................................................21
7.  BANKRUPTCY COURT APPROVAL................................................21
    7.1    Approval..........................................................21
    7.2    Bid Procedures Motion and Order...................................21
    7.3    Sale Motion.......................................................22
    7.4    Breakup Fee; Expense Reimbursement................................23
8.  CONDITIONS TO THE TRANSFER...............................................23
    8.1    Conditions to the Obligations of Each Party.......................23
    8.2    Conditions to the Obligations of Seller...........................23

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE
                                                                            ----

    8.3    Conditions to the Obligations of Acquiror.........................24
9.  TERMINATION; REMEDIES;...................................................25
    9.1    Termination.......................................................25
    9.2    Effect of Termination.............................................26
    9.3    Remedies..........................................................26
10. TAX MATTERS..............................................................27
    10.1   Transfer Taxes....................................................27
11. NO SURVIVAL..............................................................27
    11.1   Survival of Representations and Warranties........................27
12. MISCELLANEOUS............................................................27
    12.1   Entire Agreement..................................................27
    12.2   Notices...........................................................27
    12.3   Amendments; No Waivers............................................28
    12.4   Expenses..........................................................28
    12.5   Successors and Assigns............................................29
    12.6   Certain Interpretive Matters......................................29
    12.7   Governing Law and Jurisdiction....................................29
    12.8   Counterparts; Effectiveness.......................................29
    12.9   Severability......................................................29

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                            ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT (this "Agreement") dated as of March 7, 2002, between BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), and FORMOSA PLASTICS CORPORATION, DELAWARE, a Delaware corporation, ("Acquiror").

                                    RECITALS:

          A. Seller is engaged in the business of the research development, manufacture, marketing, distribution and sale of products manufactured at a plant located in Illiopolis, Illinois, which business utilizes certain research equipment and books and records located at Geismar, Louisiana, but related to the products manufactured at the Illiopolis Plant (the "Business").

          B. On April 3, 2001, Seller, together with its subsidiary BCP Finance Corporation, a Delaware corporation ("BCP") (Seller and BCP collectively referred to herein as the "Debtors"), filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. (S)(S) 101-1330 (as now in effect or hereafter amended, the "Bankrupcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and the Debtors' chapter 11 cases (the "Bankruptcy Cases") have been consolidated for procedural purposes only and are being administered jointly as Case No. 01-1268 (PJW).

          C. The Debtors are continuing in possession of their respective properties and are operating their businesses as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

          D. Seller desires to sell and Acquiror desires to purchase, pursuant to section 363(b) of the Bankruptcy Code, certain of the assets used by Seller in the conduct of the Business, and Seller desires to assume and assign to Acquiror and Acquiror desires to accept, pursuant to section 365 of the Bankruptcy Code, certain of the executory contracts to which Seller is a party, all on the terms and subject to the conditions hereinafter set forth.

          E. Seller and Acquiror have determined to enter into this Agreement which, among other things, provides for Seller to sell, transfer and convey ("Transfer") to Acquiror, and Acquiror to purchase and acquire from Seller, all of the Assets (as hereinafter defined).

          NOW, THEREFORE, in consideration of the representations warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges Acquiror and Seller hereby agree as follows:

     1.   DEFINITIONS

          1.1 Definitions. The following terms used in this Agreement, shall have the following meanings:

          "Accounts" has the meaning set forth in Section 2.1(h).

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          "Acquiror" means Formosa Plastics Corporation, Delaware.

          "Acquisition Proposal" means a proposal relating to any merger, consolidation, business combination, sale or other disposition of one hundred percent (100%) of the Assets of the Seller pursuant to one or more transactions, or similar transaction involving one or more third parties and the Seller.

          "Affiliate" means, with respect to any Person, any other Person who is directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, the term "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Asset Purchase Agreement, together with the Schedules and Exhibits hereto, by and between Seller and Acquiror.

          "Alternative Transaction" has the meaning set forth in Section 7.4.

          "Assets" has the meaning set forth in Section 2.1.

          "Assumed Contracts" has the meaning set forth in Section 2.1(d)

          "BCP" has the meaning set forth in Recital "B"

          "Bankruptcy Cases" has the meaning set forth in Recital "B"

          "Bankruptcy Code" has the meaning set forth in Recital "B"

          "Bankruptcy Court" has the meaning set forth in Recital "B"

          "Bankruptcy Laws" means the United States Bankruptcy Code, as amended, the Federal Rules of Bankruptcy Procedure, as amended, and the local rules of the Bankruptcy Court.

          "Beneficiary" has the meaning set forth in Section 2.5(d).

          "Bid Procedures Order" has the meaning set forth in Section 7.2.

          "Breakup Fee" has the meaning set forth in Section 7.4.

          "Business" has the meaning set forth in Recital "A."

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which financial institutions in the City of New York, New York are permitted or required to close.

          "Closing" has the meaning set forth in Section 2.6.

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          "Closing Date" has the meaning set forth in Section 2.6.

          "Confidential Contracts" has the meaning set forth in Section 6.

          "Consent" means any consent, waiver, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity or other Person.

          "Customer Rebates" has the meaning set forth in Section 2.5(b)(_).

          "Debt" means any obligations for borrowed money.

          "Debtors" has the meaning set forth in Recital "B".

          "Earnest Money Deposit" has the meaning set forth in Section 2_(d).

          "Employees" means all individuals employed exclusively in the Operation of the Business immediately prior to the Closing. The Employees as of the date hereof are listed on Schedule 1.1.

          "Environmental Assessment" has the meaning set forth in Section 6.6.

          "Environmental Laws" means any Federal, Illinois, county or local statute, regulation or ordinance which relates to Hazardous Materials, pollution, pollutants, contaminant or the protection of the environment, including without limitation any governmental law, regulation, rule or ordinance relating to the generation, use, treatment, storage, transport, release, discharge, emission or disposal of Hazardous Materials, pollution, pollutants or contaminants, and shall specifically include the Clean Water Act, also known as the Federal Water Pollution Control Act, U.S.C.(S)1251 et. seq., as amended by the Water Quality Act of 198_, Publ. L. No. 100-4 (Feb.4, 1987), the Toxic Substances Control Act, 15 U.S.C.(S)2601 et. seq , the Clean Air Act, 42 U.S.C.(S)7401 et. seq., as amended, the Safe Drinking Water Act, 42 U.S.C.
(S)300f et. seq, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.(S)9601 et. seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act ("RCRA") as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C.(S) 6901 et. seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C.(S) 651 et. seq., the Rivers and Harbors Act, 33 U.S.C.(S) 401 et. seq, and Illinois Environmental Protection Act, 415 ILCS 5/1 et. seq., and the rules and regulations promulgated thereunder pursuant to the foregoing statutes.

          "Equipment Charges" has the meaning set forth in Section 2.5(b)(iii).

          "Expense Reimbursement" means no more than Two Hundred Fifty Thousand Dollars ($250,000.00) of any and all actual expenses, costs, and other charges, including without limitation all legal, accounting and environmental consulting fees, due diligence costs, and other similar expenses, incurred by Acquiror in connection with and relating to the negotiation, execution and consummation of this Agreement, the sale transaction contemplated herein and all related actions; provided, however, this definition shall not include legal expenses incurred with respect to any adversarial proceedings against the Seller by Acquiror.

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          "General Partner" means BCP Management, Inc., a Delaware corporation, in its capacity as general partner of Seller.

          "Governmental Entity" means any Foreign or United States federal, state, local or municipal government, court, administrative agency or commission or other governmental or other regulatory authority or agency.

          "Hazardous Materials" means any waste or other substance including any mixture or solution that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

          "Illiopolis Plant" means Seller's PVC Resins production facilities located on the Real Property.

          "Inventory" has the meaning set forth in Section 2.1(c).

          "Laws" means all applicable laws, regulations, rules, judgments, orders and decrees of Governmental Entities.

          "Lien" means, with respect to any property or asset, any mortgage, lien, claim, deed of trust, pledge, security interest, security agreement, guarantee, option, easement, servitude, right-of-way, encroachment, hypothecation, charge, obligation, restriction, interest, or any other encumbrance.

          "Material Adverse Effect" means such state of facts, event, change or effect as has had, or would reasonably be expected to have, a material adverse effect (i) on the businesses, results of operations, or financial condition of the Business taken as a whole, other than events, changes or developments relating to the economy in general or resulting from industry-wide developments affecting Persons in businesses similar to the Business, or (ii) on the ability of Seller to consummate the transactions contemplated by this Agreement.

          "Nonassignable Assets" has the meaning set forth in Section 3.1.

          "Non-Transferred Employees" has the meaning set forth in Section
6.4(c).

          "Order Authorizing Severance Plan" means the Order Authorizing Debtors and Debtors in Possession to Implement Key Employee Retention Bonus Plan and Severance Plan issued by the Judge in the Bankruptcy Cases on August 1, 2001.

          "PVC Resins" means polyvinyl chloride resins produced by Seller at the Illiopolis Plant.

          "Payee" has the meaning set forth in Section 2.5(d).

          "Payor" has the meaning set forth in Section 2.5(d).

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          "Permit" means any license, franchise, permit, application for permit, concession, approval or registration from, of or with a Governmental Entity required to own and/or operate the Illiopolis Plant as currently constituted.

          "Permitted Liens" means (i) Liens listed or described on Schedule
4.4. (ii) Liens related to Real Property Taxes not yet due or payable, and (iii) Liens that are created, suffered or assumed by Acquiror.

          "Person" means an individual, corporation, partnership, 1imited liability company, association, trust or other entity or organization, including without limitation, a Governmental Entity.

          "Production Schedule" has the meaning set forth in Section 6.10.

          "Proration Items" has the meaning set forth in Section 2.5(a).

          "Purchase Price" has the meaning set forth in Section 2.4(a).

          "Qualified Bid" means (i) this Agreement, or (ii) an Acquisition
Proposal:

          (a)  the value of which is equal to or greater than the Upset Price;

          (b) that has substantially the same terms and conditions as this Agreement (as determined in Seller's reasonable discretion);

          (c) that is accompanied by satisfactory evidence to Seller of committed financing or other ability to perform and a good faith cash deposit in the amount of One Million Dollars
               ($1,000,000.00), which is refundable, but only on the terms set forth in the Bid Procedures Order;

          (d) that does not contain due diligence, financing or other contingencies that would allow the Acquisition Proposal to be terminated prior to its closing except for such contingencies that are substantially similar to the contingencies set forth in this Agreement; and

          (e) such other conditions and requirements as set forth in the Bid Procedures Order.

          "Qualified Bidder" means (i) Acquiror; or (ii) any third party submitting a Qualified Bid.

          "Real Property" has the meaning set forth in Section 2.1(a).

          "Real Property Taxes" has the meaning set forth in Section 2.5(b)(iv).

          "Recipient" has the meaning set forth in Section 2.5(d).

          "Sale Order" has the meaning set forth in Section 7.3.

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          "Seller" means Borden Chemicals and Plastics Operating Limited
Partnership, a Delaware limited partnership.

          "Severance Benefits" has the meaning set forth in Section 6.4(d)

          "Similar Employment" has the meaning set forth in Section 6.4(_).

          "Tangible Property" has the meaning set forth in Section 2.1(b).

          "Tangible Property Taxes" has the meaning set forth in Section 2.5(b)(v).

          "Tax Return" means any return, report, statement, information statement or similar document required to be filed with respect to taxes.

          "Transfer" has the meaning set forth in Recital "E."

          "Upset Price" has the meaning set forth in Section 7.2(c).

          "Utility Charges" has the meaning set forth in Section 2.5(b)(i).

          "Vendor Charges" has the meaning set forth in Section 2.5(b)(vi_).

          "Vendor Rebates" has the meaning set forth in Section 2.5(b)(vi)

     2. PURCHASE AND SALE OF THE ASSETS AND LIABILITIES

          2.1 Sale and Transfer of the Assets. Subject to the conditions to Closing set forth in Section 8 of this Agreement, at the Closing Seller will transfer to Acquiror all of the manufacturing facilities and assets owned by Seller and located at or attributable solely to the Illiopolis Plant or the Business and all of the research equipment owned by Seller and related to the Business located at Geismar, Louisiana or necessary for the continued operation of the Illiopolis Plant as more specifically described below (such assets being referred to as the "Assets"):

               (a) Real Property. The real property listed or described in
Schedule 2.1(a) (the "Real Property").

               (b) Tangible Property. All tangible property, plant and equipment, including without limitation, buildings, structures, fixtures, machinery, motor vehicles, furniture, computers, printers, tools, equipment, supplies, furnishings owned by Seller and related to the Business as currently conducted at the Illiopolis Plant including the research equipment related to the products manufactured at the Illiopolis Plant, all to the extent and only as set forth on Schedule 2.1(b) (collectively, the "Tangible Property").

               (c) Inventory. All inventory of raw materials, work-in-progress, finished product and spare parts (the "Inventory") owned by Seller as of the Closing Date located at the Illiopolis Plant and/or at any offsite warehouses, consignment sites or other locations listed on Schedule 2.1(c) for use in connection with the Business.

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               (d) Contract Rights. To the extent transferable to Acquiror at
Closing, all right, title and interest of Seller relating to the Business at the Closing in and to certain contracts, as set forth on Schedule 2.1(d), as amended pursuant to Section 6.9, (the "Assumed Contracts"). Acquiror will not assume or accept any of Seller's contract rights or contract obligations and liabilities other than those listed on Schedule 2.1 (d) and with respect to the Confidential Contracts, those contracts accepted by Acquiror pursuant to Section 6.9.

               (e) Permits. All Permits of Seller used in the operation of the Illiopolis Plant or otherwise necessary for the operation of the Business which are set forth on Schedule 2.1(e).

               (f) Intangible Assets. All intellectual property used in the conduct of or related to the Business including, without limitation, trademarks, trade names, know-how, patents, plant specific, or plant supported software subject to the terms of any license granted to Seller, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, including items listed on Schedule 2.1(f).

               (g) Books and Records. All customer lists, customer files, technical service and product development records, environmental records, accounting records, engineering and maintenance files, vendor files, employee files, aging reports and associated records of the Accounts, production and shipping records and all other books and records of the Business except to the extent set forth in Section 2.2(b).

               (h) Accounts Receivable. All accounts receivable owned to Seller as of the Closing arising from the sale of PVC Resins produced by Seller at the Illiopolis Plant and that are not past due (i.e., not outstanding by more than fifteen (15) days beyond the payment terms of the Assumed Contracts) as of the Closing Date (the "Accounts").

               (i) Research Equipment. All of the assets related to the research facility of the Business located at Geismar, Louisiana, all to the extent and only as set forth on Schedule 2.1(i).

          2.2 The Excluded Assets. Seller shall not sell and Acquiror shall not purchase or acquire and the Assets shall not include:

               (a) Any cash or cash equivalents owned or held by Seller's bankruptcy estate;

               (b) Books and records of the General Partner, including but not limited to, minutes of meetings of directors and stockholders of the General Partner, tax returns and records, books of account and ledgers (except to the extent specifically relating to the Business and such other records having to do with Seller's organization (although access and the ability to copy these documents shall be made available to Acquiror; provided, that, Acquiror will pay all reasonable costs in connection therewith);

               (c) All accounts, notes and other receivables of the Seller (other than the Accounts);

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               (d) All prepaid expenses, advance payments, deposits and other similar assets including, without limitation, prepaid deposits with suppliers and utilities.

               (e) All of the (i) issued and outstanding stock of Mor_ochem, Inc, and (ii) equity interests of BEV Management, LLC owned by Seller;

               (f) All intracompany and intercompany accounts of Seller;

               (g) All claims of Seller against third parties (including, without limitation, (i) all claims of Seller arising from incidents occurring prior to the Closing Date, (ii) those claims not yet ascertained and/or liquidated and (iii) any avoidance or preference actions) relating to operations of the Business for the period prior to the Closing Date, except for such claims arising from Proration Items paid by Aquiror;

               (h) All right, title and interest in and use of any "Bord_n" name, Seller name and any derivative thereof including, without limitation, all trademarks service marks, trade dress, logos, domain names, trade names and corporate names in the United States and all other nations throughout the world except with respect to Acquiror's use of the existing inventory of packaging supplies at the Illiopolis Plant acquired by Acquiror; and

               (i) All intellectual property of Seller currently utilized in Seller's production facilities other than the Illiopolis Plant but only if not necessary for operation of the Business as currently operated (including, without limitation, all J.D. Edwards Labworks and Railtrac software and any shrink wrap licenses).

          2.3 Liabilities. Subject to Section 3 and Section 2.5, at Closing, Seller will retain, and Acquiror will not assume, any liabilities of the Business, except for liabilities under Assumed Contracts which arise after the Closing Date.

          2.4 Purchase Price.

               (a) In consideration of the sale, transfer, conveyance, assignment and delivery of the Assets, and in reliance upon the representations and warranties made herein by Seller, Acquiror shall pay to Seller a Purchase Price (together, the "Purchase Price") comprised of the sum of the following amounts: (i) Fifteen Million Dollars for all Assets other than Inventory and Accounts; (ii) an amount not to exceed $11,300,000 (which amount is comprised of $6,900,000 for finished product inventory, $2,000,000 for raw material inventory and $2,400,000 for spare parts inventory) for any Inventory actually accepted by Acquiror pursuant to Section 2.4(b); (iii) an amount not to exceed $8,700,000 for the Accounts actually accepted by Acquiror under Section 2.4(c), and (iv) the costs of severance payments to be made to the Non-Transferred Employees calculated pursuant to Section 6.4(d); provided that such total amount shall be reduced by any adjustments pursuant to Section 8.3(f). The total Purchase Price based on the above, if Acquiror elects to purchase Inventory of $11,3000,000 and Accounts of $8,700,000 shall be Thirty Five Million Dollars ($35,000,000) plus the severance costs identified above. The Purchase Price shall be paid to the Seller at Closing by wire transfer. Except as set forth in this Agreement, the Purchase Price shall not be subject to offset, counterclaim or deduction of any type or kind.

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               (b) On the day immediately prior to the Closing Date, seller shall cause a physical inventory of the Inventory as of the Closing Date to be taken using the individuals employed in the Business and shall prepare a report which shall be delivered to Acquiror. Such physical inventory will be observed by representatives of Acquiror. The report to be rendered on the physical inventory shall be based upon procedures reasonably acceptable to Seller and Acquiror. Acquiror may, in its sole discretion, reject and the Seller shall retain any Inventory and the value of such Inventory shall be removed from the Inventory valuation report. Such rejected Inventory will remain Seller's property and shall be removed at Seller's expense from the Illiopolis Plant within thirty (30) days following Closing. The value of the Inventory, determined in accordance with this Section 2.4(b), as mutually, agreed to between the parties, will be definitive for purposes of valuing the Inventory in connection with determining the Purchase Price. In the event Seller and Acquiror are unable to agree on the valuation of the Inventory before Closing then Buyer may reject and Seller shall retain such disputed inventory. The fees, costs and expenses of conducting such physical inventory and preparing the report, shall be borne equally by Seller and Acquiror. To facilitate continuous operation of the Illiopolis Plant after Closing, if Closing is scheduled to occur on or before April 15, 2002, Seller shall have a minimum of 14 days of inventory of VCM and VAM either at the Illiopolis Plant or on route to the Illiopolis Plant based on current finished product production volumes (of which 7 days of inventory shall be located at the Illiopolis Plant). Notwithstanding anything in this Section to the contrary, Buyer agrees to irrevocably purchase at Closing all such VCM and VAM inventory at the contracted third party price.

               (c) On the day immediately prior to the Closing Date, Seller and Acquiror shall mutually determine the book value of the Accounts as of the Closing Date and Acquiror shall determine, in its sole discretion, which Accounts it will accept. Any Accounts that Acquiror decides not to accept shall remain the property of the Seller. Such agreeement shall be definitive for purposes of valuing the Accounts in connection with determinig the Purchase Price.

               (d) Within three (3) Business Days from the date of ____ signature of this Agreement, Acquiror will place into escrow earnest money in the amount of One Million Dollars ($1,000,000.00) (the "Earnest Money Deposit") pursuant to the requirements of the Bid Procedures Order. Such Earnest Money Deposit, together with all interest earned thereon, shall not constitute an asset of the Debtors or their estates and shall be held in trust and escrow in a separate interest bearing account containing no other funds of Debtors pursuant to a Trust and Escrow Agreement substantially in the form set forth in Schedule 2.4(d) pending the Closing. The amount of the Earnest Money Deposit, together with all interest earned thereon, shall be credited against the Purchase Price at Closing.

          2.5 Prorations.

               (a) At Closing, Utility Charges (to the extent that meter readings cannot be obtained on the Closing Date), Equipment Charges, Real Property Taxes, Tangible Property Taxes, Customer Rebates, Vendor Charges, and Vendor Rebates, including, without limitation, accruals or prepayments thereof (all as individually defined below and collectively called the "Proration Items"), shall be prorated directly between the Seller and the Acquiror as provided in this Section 2.5.

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               (b) For purposes of this Agreement, the capitalized terms set forth below shall have the following meanings:

                    (i) "Utility Charges" shall mean water, sewer, electricity, gas and other utility charges, if any, applicable to the Illiopolis Plant;

                    (ii) "Customer Rebates" shall mean volume rebates, end-of-year discounts and similar matters offered by Seller to purchasers of PVC Resins under the Assumed Contracts which have not been paid as of Closing and which are properly allocated in part to a time period prior to Closing and in part to a time period after Closing based on the ratio of the volume and actual cost of such Customer Rebates before and after Closing

                    (iii) "Equipment Charges" shall mean rental charges payable or receivable and other payments or receipts applicable to the equipment of the Business;

                    (iv) "Real Property Taxes" shall mean ad velorem taxes imposed upon Seller with respect to the Real Property, general assessments imposed with respect to the Real Property and special assessments upon the Real Property;

                    (v) "Tangible Property Taxes" shall mean ad velorem taxes imposed upon the Assets other than the Real Property;

                    (vi) "Vendor Rebates" shall mean vendor rebates relating to the Business which are properly allocable in part to a time period prior to Closing and in part to a time period after Closing based on the ratio of the volume and actual cost of the applicable inventory purchases to Seller and Acquiror, net of all discounts and other purchase price adjustments of any type other than the actual vendor rebate itself; and

                    (vii) "Vendor Charges" shall mean all obligations of Seller under the Assumed Contracts that are for goods, materials or services delivered to Seller or performed by the applicable vendor prior to the Closing Date, but have not been paid for by Seller as of the Closing Date.

               (c) All Utility Charges, Equipment Charges, Real Property Taxes, Tangible Property Taxes, Customer Rebates, Vendor Charges, and Vendor Rebates shall be apportioned through the Closing Date, with Seller being responsible for, and receiving the benefit of, all Proration Items attributable to the period prior to 11:59 P.M., Illinois time on the Closing Date, and Acquiror being responsible for, and receiving the benefit of all Proration Items attributable to the period after 11:59 P.M., Illinois time, on the Closing Date. As soon as practicable, but within ten (10) Business Days after the Closing Date, representatives of Seller and Acquiror will examine all relevant books and records of the Business, as of the Closing Date in order to make the determination of the apportionments. Payments in respect thereof shall be made to the appropriate party by check within seven (7) Business Days after such determination. To the extent certain Proration Items, such as Real Property Taxes and Tangible Property Taxes, are not known as of the Closing Date, apportionment shall be made on the basis of the best available evidence, such as the prior years' tax bills, and such estimated apportionment will be deemed final and conclusive.

                                       10

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               (d) If either party (the "Payor") pays a Proration Item for which the other party (the "Payee") is obligated in whole or in part under this
Section 2.5 the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Proration Item, and the Payee shall promptly pay such share to the Payor. If either party (the "Recipient") receives payments of a Proration Item to which the other party (the "Beneficiary") is entitled in whole or in part under this Agreement, the Recipient shall promptly pay such share to the Beneficiary.

               (e) If there exists as of the Closing Date any pending appeals of ad valorem tax assessments with regard to any Assets, the continued prosecution and/or settlement of such appeals shall be subject to the direction and control of Acquiror with respect to assessments for the year within which the Closing occurs.

          2.6 Closing. Unless this Agreement has been terminated and the transactions contemplated under this Agreement have been abandoned pursuant to
Section 9.__, and subject to the fulfillment or, if permitted, waiver of the conditions set forth in Section 8, the closing of the Transfer of the Assets (the "Closing") will take place on the tenth (10th) Business Day following the fulfillment or, if permissible, waiver of the conditions set forth in Section 8 unless another date or time is agreed to in writing by the parties to this Agreement (the "Closing Date"). The Closing will occur at the offices of the Acquiror in Wilmington, Delaware, at 10.00 A.M. on the Closing Date, with Closing to be effective as of 11:59 p.m., Delaware time, on the Closing Date.

               (a) At the Closing, Seller will deliver to Acquiror the following documents, duly executed as required: (i) a bill of sale conveying to Acquiror the Tangible Property, Inventory, Intangible Assets and Books and Records, subject only to the Permitted Liens; (ii) an assignment to Acquiror of the Assumed Contracts and the Accounts; (iii) a special warranty deed conveying to Acquiror title to the Real Property, subject only to the Permitted Liens; (iv) certificate of good standing of Seller, as of a date within thirty (30) days prior to the Closing Date, from the Secretary of State of Delaware; (v) incumbency and "bring-down" certificates from the secretary of the General Partner in a form reasonably satisfactory to Acquiror; and (vi) a copy of the Sale Order approving the Transfer free and clear of all Liens other than the Permitted Liens.

               (b) At the Closing, Acquiror will deliver to Seller the following documents, duly executed as required: (i) an agreement assuming the Assumed Contracts, (ii) certificate of good standing of Acquiror or its assignee, as of a date within thirty (30) days prior to the Closing Date, from the secretary of state of the state of incorporation or organization of Acquiror or its assignee, and (iii) incumbency and "bring down" certificates from the secretary of Acquiror or its assignee in a form reasonably satisfactory to Seller.

               (c) At the Closing, Acquiror will pay the Purchase Price, after receiving credit in the amount of the Earnest Money Deposit and all interest earned thereon and Seller's share of the Escrows Agent's fees, via wire transfer of immediately available funds to an account designated by Seller.

          2.7 Limitation of Liability. ACQUIROR ACKNOWLEDGES AND AGREES THAT ACQUIROR AND ITS REPRESENTATIVES HAVE THE EXPERIENCE

                                       11

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AND KNOWLEDGE TO EVALUATE THE BUSINESS, FINANCIAL CONDITION AND LIABILITIES OF
THE ASSETS; AND THAT, IN DETERMINING TO ACQUIRE THE ASSETS, ACQUIROR HAS MADE ITS OWN INVESTIGATION INTO, AND BASED THEREON, ACQUIROR HAS MADE ITS OWN INDEPENDENT JUDGMENT CONCERNING THE ASSETS. IT IS THEREFORE EXPRESSLY UNDERSTOOD AND AGREED THAT ACQUIROR ACCEPTS THE CONDITION OF THE ASSETS "AS IS, WHERE IS" WITHOUT ANY IMPLIED REPRESENTATION, WARRANTY OR GUARANTEE AS TO MERCHANTABILTY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE AS TO THE CONDITION, SIZE, EXTENT, QUANTITY, TYPE OR VALUE OF SUCH PROPERTY, EXCEPT ONLY AS MAY BE OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT AND SELLER AND ITS AFFILIATES INCLUDING, WITHOUT LIMITATION, THE GENERAL PARTNER, HEREBY EXPRESSLY DISCLAIM ANY AND ALL SUCH IMPLIED REPRESENTATIONS, WARRANTIES OR GUARANTEES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF SELLER OR ANY OF ITS AFFILIATES, INCLUDING, WITHOUT LIMITATION, THE GENERAL PARTNER MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO (i) ANY INFORMATION OR DOCUMENTS MADE AVAILABLE TO ACQUIROR OR ITS COUNSEL, ACCOUNTANTS OR ADVISORS WITH RESPECT TO THE BUSINESS, THE ASSETS, THE ASSUMED LIABILITIES OR THE ASSUMED CONTRACTS OR (ii) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE CONDITION OF THE ASSETS, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION AND COMPLIANCE WITH ANY ENVIRONMENTAL LAWS OR OTHER LAWS.

     3. NONASSIGNABLE INTERESTS AND CURE PAYMENTS

          3.1 To the extent that any Assumed Contract included in the Assets is not susceptible, under the Bankruptcy Code, of being validly assigned and transferred to Acquiror ("Nonassignable Assets") without Consent or that any such transfer or attempted transfer without such Consent would constitute a breach thereof, this Agreement shall not constitute a transfer thereof. With respect to such Nonassignable Assets, from and after the date of this Agreement, Seller will reasonably cooperate with Acquiror, to (i) obtain all Consents that are necessary for the valid transfer to Acquiror of all such Nonassignable Assets and (ii) establish at Acquiror's reasonable direction, a reasonable and lawful arrangement to provide to Acquiror the benefits of any such Nonassignable Assets.

          3.2 Notwithstanding the foregoing, to the extent any such Assumed Contracts require payments of monies to cure any default or breach related to such Assumed Contracts, Acquiror shall be solely responsible for such payments, and any such payments in connection with this Section 3 shall not be deemed to constitute a portion of the Purchase Price. The amounts required to cure any default or breach related to such Assumed Contract are as listed in Schedule 3.2 hereof,

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     4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Acquiror as follows:

          4.1 Organization. Seller is a limited partnership duly formed, validly existing and in good standing as a limited partnership under the laws of its jurisdiction of organization.

          4.2 Financial Statement. The unaudited, pro forma income statement of operations of the Business for the calendar year 2001 and for the period beginning on January 1, 2002 and ending on January 31, 2002, a copy of which has been delivered to Acquiror on February 22, 2002, fairly presents the results of the Business for such respective periods except where the failure to do so does not have a Material Adverse Effect.

          4.3 Authority. Subject to the approval of the Bankruptcy Court, (i) the execution and delivery of this Agreement by Seller have been or will prior to closing be duly authorized by the Board of Directors of the General Partner and (ii) this Agreement is a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

          4.4 Real Property. Subject to Bankruptcy Court approval at the Closing Seller will convey to Acquiror by special warranty deed, fee simple title to the Real Property free and clear of all Liens except for Permitted Liens, as set forth in Schedule 4.4. The Real Property is currently in compliance with all land use laws including zoning laws and local ordinances.

          4.5 Title to Other Assets. Subject to Bankruptcy Court approval, at the Closing Seller will convey to Acquiror title to the Assets other than the Real Property, free and clear of all Liens except for Permitted Liens.

          4.6 Assumed Contracts. The Assumed Contracts furnished by Seller to Acquiror are true, correct and complete copies of the Assumed Contracts, as of the date hereof, together with all amendments or modifications thereto existing. There are no other agreements, oral or written, between Seller and the parties to the Assumed Contracts regarding the subject matter thereof, as of the date hereof.

          4.7 No Violation of Laws or Permits. As of the date hereof, Seller is unaware of, and has received no notice from any Governmental Entity or Person asserting or alleging any actual violation of, any Laws or Permit with respect to the ownership or operation of the Assets, including, but not limited to, the Illiopolis Plant, except to the extent disclosed on Schedule 4.7 hereof.

          4.8 Pending or Threatened Litigation. As of the date hereof, Seller is unaware of, and has not received any notice from any Person asserting any claim, lawsuit or action against Seller involving in any way the Assets, including but not limited to, the Illiopolis Plant, or the Assumed Contracts, except to the extent disclosed on Schedule 4.8 Hereof

          4.9 Employees. Schedule 1.1 is true and complete as of the date hereof. As of the date hereof, there are no other Employees other than those listed on Schedule 1.1.

          4.10 Employee Benefits. Schedule 4.10 is a true and complete list of all employee benefits and agreements covering the Employees.

          4.11 Environmental Matters. Except as set forth on Schedule 4.11, or as would not reasonably be expected to have a Material Adverse Effect:

               (a) with respect to the operation of the Business and the ownership or operation of the Real Estate and Assets, the Seller is in compliance with all Environmental Laws;

               (b) the Seller maintains and is in compliance with all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the operation of the Business or the ownership or operation of the Real Property and Assets;

               (c) the Seller has not received any written notice regarding any violation of Environmental Laws, or any liabilities arising under Environmental Laws, with respect to the operation of the Business or ownership or the ownership or operation of the Real Property and Assets except to the extent that any such alleged violation or liability has been resolved or satisfied more than three (3) years prior to the date hereof;

               (d) to the Seller's knowledge, with respect to operation of the Business or the ownership or operation of the Property and Assets, the Seller has not treated, stored, disposed of, arranged for or permitted the disposal of transported, handled, or released any Hazardous Materials, in a manner that has given rise to or would reasonably be expected to give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resource damages, pursuant to Environmental Laws; and

               (e) the Seller does not use, and has not used, any underground storage tanks (as defined under RCRA), and to Seller's knowledge and there are not now nor have there ever been any underground storage tanks on the Real Property.

          4.12 Supply Contracts. Seller is not a party to any material supply contracts, service, warehousing, tolling, leasing or other contracts except for
(i) those described on Schedules 2.1(d) and 6.9 and (ii) purchase orders in the ordinary course of business upon terms consistent with past practice.

          4.13 Customer Contracts. Schedule 4.13 is a true and complete list of all customer contracts for the purchase of products manufactured primarily at the Illiopolis Plant and a list of customer purchasing on a spot basis within the past twelve (12) months, except for purchase orders from customers received by Seller in the ordinary course of business and which, in the aggregate are not material.

          4.14 Sufficiency of Assets. The Assets, together with the contracts not assumed by Acquiror, the Employees not accepted by Acquiror and the Excluded Assets, represent all of the material Assets used in the operation of the Business as currently conducted.

          All of Seller's representations and warranties in this Section 4 will be deemed given as of the date hereof and at Closing (except to the extent modified or supplemented pursuant to Section 6.1 hereof).

     5. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror hereby represents and warrants to Seller as follows:

          5.1 Organization and Qualification. Acquiror is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, qualified to do business in Illinois.

          5.2 Authority. Acquiror has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by it of the transactions contemplated to be performed hereunder have been duly authorized by all necessary actions. This Agreement is a valid and binding obligation of Acquiror, enforceable against it in accordance with the terms hereof except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

          5.3 Conflicts and Defaults. Neither the execution and delivery of this Agreement by Acquiror nor the performance by Acquiror of the transactions contemplated hereby will, to Acquiror's knowledge, violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any material contract, sales commitment, purchase order, security agreement, mortgage, conveyance to secure debt, note, deed, loan, Lien, lease, agreement, instrument, order, judgment, decree, or other arrangement to which Acquiror is a party or is bound. Acquiror is not in violation of any of its organizational documents.

          5.4 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any Person is required with respect to Acquiror in connection with the execution, delivery or performance by Acquiror of its obligations under this Agreement.

          5.5 Disclosure of Information. Acquiror acknowledges that it or its representatives have been furnished with certain information regarding Seller and its businesses (including the Business and the Assumed Contracts) and assets (including the Assets). Acquiror acknowledges that, except as expressly set forth in this Agreement, none of Seller or any of its Affiliates, including without limitation, the General Partner has made any representation or warranty as to Seller's businesses, assets, results of operations or financial condition or the Business, Assets, Assumed Contracts or Assumed Liabilities. All representations and warranties, express or implied, of or on behalf of Seller and its Affiliates that are not expressly set forth in this Agreement are hereby waived and released.

          5.6 Brokers and Finders. Neither Acquiror nor any of its directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated hereby.

          5.7. Funds for the Acquisition. Acquiror has sufficient unencumbered funds to pay in cash the Purchase Price and all of its fees and expenses relating to this Agreement and the transactions contemplated hereby.

     6. CERTAIN ADDITIONAL COVENANTS OF SELLER AND ACQUIROR

          6.1 Disclosure Supplements. From time to time prior to the Closing (and subject to the rights of Acquiror to terminate this Agreement under Section 9.1(d)), Seller, by written notice to Acquiror, shall supplement or amend the representations and warranties made by Seller pursuant to Section 4 hereof and the Schedules to this Agreement with respect to any matter that may arise hereafter that (i) if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the Schedules to this Agreement, or (ii) is necessary to correct any information in the Schedules to this Agreement or in any representation and warranty of Seller which has been rendered materially inaccurate thereby. The written notice pursuant to this
Section 6.1 will be deemed to have amended the appropriate Schedules and to have qualified the representations and warranties contained in Section 4.

          6.2 Satisfaction of Conditions.

               (a) Each party to this Agreement shall use best reasonable efforts to satisfy promptly all conditions precedent to the obligations of such party to consummate the transactions contemplated by this Agreement.

               (b) Without limiting the generality of Section 6.2(a), each party shall use its best reasonable efforts (i) to obtain any licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities (except the Bankruptcy Court) as are required in connection with the consummation of the transactions contemplated hereby and (ii) to effect all necessary registrations and filings. Subject to the terms and conditions hereof, Acquiror agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement no later than the Closing Date.

               (c) In connection with satisfying the conditions described in
Section 6.2(b) hereof, each party shall be responsible for bearing the respective costs and expenses required to discharge their respective obligations hereunder.

          6.3 Further Assurances. From and after the Closing, each of Seller and Acquiror shall execute and deliver, in the name and on behalf of Seller or Acquiror, as appropriate, any assignments or assurances and take and do, in the name and on behalf of Seller or Acquiror, as appropriate, any other actions and things reasonably necessary to carry out the intention of this Agreement.

          6.4 Employee Matters.

               (a) Seller and Acquiror mutually agree that Acquiror has no obligation under this Agreement to offer employment to any of the Employees in connection with the acquisition of the Business. Seller acknowledges that the General Partner bears the full responsibility to comply with the provisions of the Worker's Adjustment Retraining and Notification Act, and to provide the Employees with all notices and other benefits required thereunder.

               (b) Acquiror may decide to offer employment to a certain number of the Employees. In order to assist Acquiror in making such determination, immediately following the date hereof, Seller shall provide Acquiror with full access to the personnel files and records concerning the Employees, will make Seller's human resources professionals available to Acquiror for consultation concerning the Employees, and after the issuance of the Sale Order, will allow Acquiror to communicate directly with the Employees regarding possible employment following Closing.

               (c) No later than five (5) days prior to the Closing Acquiror will advise Seller in writing which Employees have been extended an offer of Similar Employment (as defined below) by Acquiror and which Employees have accepted an offer of employment, irrespective of whether such offer constitutes Similar Employment, with Acquiror. All Employees who qualify for severance benefits under Paragraph 6(d) through (i) of the Order Authorizing Severance Plans solely because either (i) they did not receive an offer of Similar Employment from Acquiror, or (ii) they did not accept an offer of employment with Acquiror irrespective of whether that offer constituted an offer of Similar Employment are herein referred to as "Non-Transferred Employees." For purposes hereof, "Similar Employment" means employment: (i) in the Illiopolis Plant; (ii) for substantially similar annual salary or hourly wage; (iii) requiring substantially similar weekly hours, if applicable; (iv) requiring substantially similar tasks and responsibilities; and (v) providing substantially similar health benefits retirement benefits that are substantially similar except with respect to seniority and vesting requirements.

               (d) The amount of the severance benefits for each Employee under the Order Authorizing Severance Plan is set forth on Schedule 6.4 ("Severance Benefits"). Seller and Acquiror agree that the calculation of the Severance Benefits set forth on Schedule 6.4 is final as between Seller and Acquiror for purpose of this Agreement. Concurrently with providing Seller the list of Employees to whom it has offered employment described in clause (c) above, Acquiror will calculate the Severance Benefits for the Non-Transferred Employees in accordance with Schedule 6.4 and provide Seller such calculation in writing. The amount of such Severance Benefits owed to the Non-Transferred Employees will be included and added to the price to be paid for the Assets to determine the Purchase Price pursuant to Section 2.4(a). However, Seller will be responsible for all Severance Benefits owed to the Non-Transferred Employees pursuant to the Order Authorizing Severance Plan and Acquiror will have no responsibility or obligation with respect to any of the Non-Transferred Employees. Except for the payment of such Severance Benefits, Acquiror shall assume no obligation or liability under any employee benefit plans of the Seller or Borden Inc., including, without limitation, the pension plan of Borden Inc., any 401(k) plan, and any medical, dental, disability or life insurance plans.

               (e) Seller covenants and agrees that it will neither hire any additional Person who would become an Employee hereunder, nor transfer any other existing employees of Seller to the Illiopolis Plant, without in either instance the prior written consent of the Acquiror.

          6.5 Notice of Breaches. Seller will promptly, and in any event prior to the Closing, notify Acquiror in writing if Seller becomes aware prior to the Closing that any representation or warranty made by Seller in this Agreement is inaccurate or untrue in any material respect.

          6.6 Access to the Business, Books, Records and Personnel.

               (a) Following the date hereof, Seller shall provide Acquiror with access to the Illiopolis Plant and allow Acquiror to conduct an environmental compliance audit and an environmental assessment of the Illiopolis Plant in accordance with the procedures set forth by the American Society for Testing and Materials ("ASTM") in ASTM Designated Documents E1527-00 and E1903-97, regarding Phase I and Phase II site assessments, respectively, to permit Acquiror to evaluate both the nature and extent of environmental compliance and contamination, if any (collectively, the "Environmental Assessment") and a safety and health compliance audit of the Illiopolis Plant, at Acquiror's cost and expense and Acquiror covenants to (i) limit the scope of its Phase II site assessment to issues raised by the Phase I, (ii) provide Seller with the proposed scope of any Phase II site assessment, (iii) obey all applicable health and safety requirements with respect to the Phase I and Phase II assessments and
(iv) provide Seller with a copy of all reports and analyses derived from the Environmental Assessment in accordance with Section 8.3(f).

               (b) Following the entry of the Sale Order, Seller shall, upon Acquiror's reasonable request, afford Acquiror and its authorized representatives access during normal business hours to the books, records and data of the Illiopolis Plant and the Business, as it is currently conducted at the Illiopolis Plant or other locations of Seller. Following the execution of this Agreement, Acquiror shall, upon reasonable request, fully cooperate with Seller or its successors and assigns and afford to Seller, its Affiliates, or its successors and assigns and their respective counsel, accountants and other authorized representatives, reasonable access with reasonable prior notice during normal business hours to the books, records and data of the Illiopolis Plant and the books, records and data located at Geismar, Louisian concerning the products manufactured at the Illiopolis Plant covering the period before Closing and grant Seller the right at its own expense to make copies thereof, to the extent reasonably necessary), and to the Illiopolis Plant, to the extent that such access may be reasonably requested by Seller and its Affiliates due to a claim by or against Seller that relates to the operation of the Illiopolis Plant by Seller prior to Closing (i) to facilitate the investigation, litigation or final disposition of any claim which may have been or may be made against any Seller or its successors and assigns or any of their Affiliates in connection with this Agreement, the Assets, the Assumed Contracts or the Business and (ii) to facilitate the preparation by Seller of materials necessary for any tax filing or audit.

          6.7 Continued Operation and Maintenance. Between the date hereof and the Closing Date, Seller shall operate and maintain the Illiopolis Plant and other Assets in the same manner and fashion as the Illiopolis Plant and other Assets are currently being operated and maintained by Seller, reasonable wear and tear excepted. Seller will maintain all insurance in the same amounts with the same deductibles as are currently being maintained by Seller. Seller will make all repairs, replacements and modifications to the Illiopolis Plant between the date hereof and the Closing Date necessary to maintain the condition of the Illiopolis Plant in its current condition and will pay for the cost thereof, in full, prior to the Closing. Seller will promptly notify Acquiror of any damage, casualty, breakdown of any of the facilities constituting the Illiopolis Plant.

          6.8 Casualty and Condemnation.

               (a) Minor Damage. In the event of loss or damage, to the Illiopolis Plant as a result of any casualty or condemnation under the provisions of eminent domain law after the date hereof but prior to the Closing Date, which loss or damage is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect, provided (i) the Seller performs any repairs necessary to restore the Illiopolis Plant to its condition immediately prior to such casualty or taking, or (ii) at the Acquiror's option, in the event of a casualty, Seller assigns Acquiror its casualty insurance policy claim for such loss or damage and pays Acquiror the amount of any deductible under such policy and, in the event of a condemnation, the Seller shall assign to the Acquiror its rights to any condemnation awards resulting from such condemnation. In the event that the Acquiror elects to cause Seller to perform repairs upon any of the Illiopolis Plant, the Seller shall complete such repairs promptly prior to the Closing Date, and, if necessary, the Closing Date shall be extended a reasonable time in order to allow for the completion of such repairs.

               (b) Major Damage. In the event of a "major" loss or damage or condemnation, the Acquiror may terminate this Agreement by written notice to the Seller, in which event the Earnest Money Deposit, with interest, shall be promptly returned to the Acquiror, and the parties shall have no further liability or obligation hereunder. If the Acquiror fails to elect to terminate this Agreement within twenty (20) days after the Seller sends the Acquiror written notice of the occurrence of major loss or damage or condemnation with a reasonably detailed description thereof, then the Acquiror shall be deemed to have elected to proceed with Closing, in which event the Seller shall have no obligation to repair or replace any damage or destruction caused by the foregoing, but the following shall apply at the Closing: (1) in the event of a casualty, Seller shall assign to Acquiror its casualty insurance policy claim for such loss or damage and pay Acquiror the amount of any deductible under such policy and; and (2) in the event of a taking, the Seller shall assign to the Acquiror its rights to any condemnation proceeds resulting from such taking.

               (c) Definition of "Major" Loss or Damage. For purposes of this
Section 6.8, "major" loss or damage or condemnation refers to the following: (1) loss or damage to the Illiopolis Plant or any portion thereof such that the cost of repairing or restoring same to a condition substantially identical to that existing prior to the event of damage would be, in the opinion of a general contractor mutually acceptable to the Seller and the Acquiror, equal to or greater than an amount equal to $1,000,000, and (2) any loss due to a condemnation which materially impairs the current use, access to or value of the Illiopolis Plant.

          6.9 Selection of Confidential Contracts. Within five (5) Business Days after the Bankruptcy Court has authorized the disclosure to Acquiror of certain contracts designated as confidential on Schedule 6.9 (the "Confidential Contracts"), Seller covenants to provide Acquiror with true, complete and correct copies of each Confidential Contract together with all amendments or modifications thereto existing in accordance with the Bankruptcy Court's order or instruction concerning such disclosure. Acquiror will have five (5) Business Days thereafter to select, in its sole discretion, whether Acquiror wishes to assume and accept the applicable Confidential Contract as an Assumed Contract hereunder. On or before the expiration of such five (5) day period, Acquiror will notify Seller, in writing, of whether it has chosen to assume and accept the applicable Confidential Contract as an Assumed Contract and Schedule 2.1(d) shall be amended to include each accepted Confidential Contract which shall then constitute an Assumed Contract for all purposes hereunder.

          6.10 Illiopolis Plant Volume. Within three (3) Business Days after the Sale Order is signed, Seller will supply Acquiror with a schedule showing by customer (identified by name) the billing and payment history and volume of PVC Resins produced at and sold from the Illiopolis Plant each month during the period from January 2001, to the month preceding the date of the Sale Order (the "Production Schedule"). Five (5) Business Days before Closing, Seller will update the Production Schedule for the period from the entry of the Sale Order through the date of the updated Production Schedule.

          6.11 Cooperation. Following the date the Sale Order is issued and up to and including the Closing Date, Seller will assist Acquiror in facilitating a smooth transition of ownership and operation of the Illiopolis Plant, including providing Acquiror's engineers with the information listed on Schedule 6.11, to the extent available.

          6.12 No Transfer of Assets. Between the date hereof and the Closing Date, Seller will not transfer or remove any of the Assets physically located at the Illiopolis Plant (except for sales of Inventory in the ordinary course of business), unless Seller shall (i) replace such Asset with a similar Asset in substantially the same condition or (ii) use any insurance proceeds from such Asset to acquire another Asset or series of Assets with an aggregate fair market value no less than the value of the original Asset.

          6.13 Geismar, Louisiana. For a period of sixty (60) days following Closing, Seller shall provide access to the research equipment related to the Business located at Geismar, Louisiana and cooperate with Acquiror in the packaging, removal and shipment of such equipment at Acquiror's expense.

          6.14 Computer Access. For a period of sixty (60) days following the Closing Date, Seller shall provide access to Acquiror to the information systems equipment and software located at Geismar, Louisiana and cooperate with Acquiror, at Acquiror's consent, in transitioning computer support services for the Illiopolis Plant to Acquiror's computer system.

          6.15 Borden Environmental Indemnity. Seller shall cooperate with Acquiror to extend to Acquiror the full benefit of the Environmental Indemnity Agreement between Seller and Borden, Inc. dated November 30, 1987 and Environmental Indemnity Agreement - Illiopolis between Seller and Borden, Inc. dated July 28, 1999 and shall take any action and sign any documents reasonably requested by Acquiror to achieve the same.

          6.16 Alternative Transaction Provisions.

               (a) Seller shall be entitled to consider Acquisition Proposals from third parties consistent with its fiduciary obligations as a debtor in possession in the Bankruptcy

Cases; provided that, Seller shall require that any such Acquisition Proposal be made by a Qualified Bidder.

               (b) Acquiror acknowledges and agrees that:

                    (i) Seller must, in connection with obtaining the Sale Order, solicit bids for the Assets pursuant to a Bid Procedures Order;

                    (ii) such solicitation is not a breach of this Agreement;
and

                    (iii) if the Sale Order authorizes a sale of the Assets to a purchaser or purchasers other than Acquiror, Acquiror shall keep open its offer under this Agreement for twenty (20) calendar days after the conclusion of the auction contemplated by the Bid Procedures so long as a Closing with Acquiror occurs within such twenty (20) calendar day period.

          6.17 Broker and Finders. Seller agrees to promptly pay all broker or finders fees for any persons or entities employed, retained or used by Seller or its Affiliates relating to this Agreement and the transactions contemplated hereby.

     7. BANKRUPTCY COURT APPROVAL

          7.1 Approval. Seller and Acquiror acknowledge that, under the Bankruptcy Laws, this Agreement and the sale of the Assets are subject to Bankruptcy Court approval. Seller and Acquiror acknowledge that to obtain such approval, Seller must demonstrate that it has taken reasonable steps to obtain the highest and best price possible for the Assets, including, but not limited to, giving notice of the transactions contemplated by this Agreement to creditors and other interested parties as ordered by the Bankruptcy Court, providing information about the Business to responsible bidders, entertaining higher and better offers from Qualified Bidders and, if necessary, conducting an auction.

          7.2 Bid Procedures Motion and Order. Promptly after the date this Agreement has been executed by Acquiror, but in any event no later than three
(3) Business Days after the date this Agreement has been executed by Acquiror, Seller shall file with the Bankruptcy Court a motion, together with appropriate supporting papers and notices, all in a form and substance reasonably satisfactory to Acquiror, seeking the entry of an order, pursuant to Chapter 11 of the United States Bankruptcy Code Sections 105, 363 and 365, authorizing and approving, inter alia, the following (the "Bid Procedures Order"):

               (a) the Breakup Fee as set forth herein in Section 7.4;

               (b) a bid deadline for Qualified Bids of at least five (5) Business Days prior to the hearing on the sale motion as set forth in Section 7.3;

               (c) a requirement that only Qualified Bids whose fair market value is at least One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000.00) greater than the Purchase Price (the "Upset Price") shall be considered at the auction;

               (d) a requirement that at the auction each incremental Qualified Bid after the initial Qualified Bid (which shall be equal to or greater than the Upset Price) shall be at least Five Hundred Thousand Dollars ($500,000.00) more than each prior Qualified Bid; provided, however, that each incremental bid by Acquiror shall be deemed a higher and better offer if the amount of Acquiror's incremental bid plus the amount of the BreakUp Fee exceeds the prior competing Qualified Bid by at least Five Hundred Thousand Dollars ($500,000.00);

               (e) copies of any Qualified Bids shall be promptly provided to the Acquiror;

               (f) the auction, if necessary, shall be held within two (2) business days prior to the hearing on the sale motion as set forth in Section 7.3;

               (g) auction procedures for the Auction which shall require, inter alia, incremental bid requirements as set forth in Section 7.2(c); and

               (h) such other terms all in a form and substance reasonably satisfactory to the Acquiror.

The Seller shall obtain Bankruptcy Court approval at a hearing and the entry of the Bid Procedures Order on or before March 13, 2002. Because time is of the essence, any delay or failure to have the Bid Procedures Order entered shall constitute a material breach of this Agreement only if (i) the Bid Procedures Order is not entered by April 25, 2002, (ii) the Bankruptcy Court enters any other order regarding the sale of the Assets, or (iii) the Bankruptcy Court denies entry of the Bid Procedures Order.

          7.3 Sale Motion. Contemporaneously with the filing of the motion seeking entry of the Bid Procedures Order, Seller shall file with the Bankruptcy Court a motion, together with appropriate supporting papers and notices, all in a form and substance reasonably satisfactory to Acquiror, seeking the entry of an order, pursuant to Chapter 11 of the United States Bankruptcy Code Sections 105, 363 and 365, containing, providing, authorizing and approving, inter alia, the following (the "Sale Order"):

               (a) this Agreement;

               (b) the conveyance of the Assets to Acquiror free and clear of all Liens (except the Permitted Liens) pursuant to Section 363(f) of the Bankruptcy Code on the terms and conditions set forth herein;

               (c) that the stay contained at Rule 6004(g) of the Federal Rules of Bankruptcy Procedure shall not apply and that the Sale Order shall be effective and enforceable immediately upon entry;

               (d) a finding that Acquiror has acted in "good faith" within the meaning of Section 363(m) of the Bankruptcy Code;

               (e) that this Agreement and the conveyance of the Assets on the terms and conditions set forth herein shall be exempt from all sales, use, transfer (including without limitation, documentary transfer, stamp and like taxes) and similar taxes pursuant to Section 1146 of the Bankruptcy Code; and

               (f) such other terms all in a form and substance reasonably satisfactory to the Acquiror.

The Seller shall obtain Bankruptcy Court approval at a hearing and the entry of the Sale Order on or before March 31, 2002. Because time is of the essence, any delay or failure to have the Sale Order entered shall constitute a material breach of this Agreement only if (i) the Sale Order is not entered by April 30, 2002, (ii) the Bankruptcy Court enters any other order regarding the sale of the Assets, or (iii) the Bankruptcy Court denies entry of the Sale Order.

          7.4 Breakup Fee; Expense Reimbursement. Pursuant to the Bid Procedures Order, in the event that some or all of the Assets are sold, conveyed or otherwise transferred to any other entity or Person, other than the Acquiror (the "Alternative Transaction"), in addition to the return of the Earnest Money Deposit and all interest earned thereon to Acquiror pursuant to Section 9.2, the Seller shall pay Acquiror the sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) (the "Breakup Fee"). The Breakup Fee shall be paid to Acquiror by wire transfer of immediately available funds to an account designated by Acquiror or its designee within two (2) Business Days after the closing of the Alternative Transaction. Acquiror's right to payment of the Breakup Fee described in this Section shall have a super-priority administrative claim status in the Bankruptcy Cases pursuant to Sections _05 and 507(b) of the Bankruptcy Code, senior to all other priority and super-priority administrative expense claims (except for the claims of the Seller's debtor-in-possession lenders and any claim under the carve-out from such lenders' collateral as provided for in any order authorizing such debtor-in-possession financing entered in the Bankruptcy Cases), and Acquiror shall be entitled to apply to the Bankruptcy Court for specific performance of this
Section in the event that Seller fails to pay Acquiror.

     8. CONDITIONS TO THE TRANSFER

          8.1 Conditions to the Obligations of Each Party. The obligations of Seller and Acquiror to consummate the Transfer of the Assets are subject to the satisfaction of the following conditions:

               (a) no judgment, injunction, order or decree shall prohibit the consummation of the Transfer of the Assets or the transactions contemplated under this Agreement; and

               (b) the Sale Order approving this Agreement and the sale of the Assets to Acquiror hereunder shall have been obtained.

          8.2 Conditions to the Obligations of Seller. The obligation of Seller to consummate the Transfer of the Assets is subject to the satisfaction (or written waiver by Seller) of each of the following further conditions:

               (a) Acquiror shall have performed and complied within all material respects all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date and Seller shall have received a certificate signed by an executive officer of Acquiror on behalf of Acquiror to the foregoing effect;

               (b) the representations and warranties of Acquiror contained in
Section 5 of this Agreement and in any certificate or other writing delivered by Acquiror pursuant to this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time (other than representations and warranties made as of a specific time or date which shall have been true at and as of such time or date) and Seller shall have received a certificate signed by an executive officer of Acquiror on behalf of Acquiror to the foregoing effect; and

               (c) the Bid Procedures Order and the Sale Order shall have been timely entered by the Bankruptcy Court as provided in Section 7 and such orders shall contain the provisions set forth under the respective definition of each such order pursuant to this Agreement and shall otherwise be in form and substance reasonably satisfactory to Acquiror. Any motion for rehearing or reconsideration of the Bid Procedures Order or the Sale Order shall have been denied or withdrawn, and the time allowed for appeals of the Bid Procedures Order or the Sale Order shall have expired without any appeal having been taken or, if the Bid Procedures Order or the Sale Order shall have been appealed, no stay shall be in effect.

          8.3 Conditions to the Obligations of Acquiror. The obligation of Acquiror to consummate the Transfer of the Assets and the assumption of the Assumed Contracts is subject to the satisfaction (or written waiver by Acquiror) of each of the following further conditions:

               (a) Seller shall have performed and complied within all material respects all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date and Acquiror shall have received a certificate signed by an executive officer of the General Partner on behalf of Seller to the foregoing effect;

               (b) The representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant to this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time (other than inaccuracies that in the aggregate would not have a Material Adverse Effect and other than representations and warranties made as of a specific time or date which shall have been true at and as of such time or date) and Acquiror shall have received a certificate signed by an executive officer of Seller on behalf of Seller to the foregoing effect; and

               (c) All relevant Government Entities shall have approved the transfer of all the Permits from Seller to Acquiror or, in lieu thereof, issued new Permits upon substantially the same terms and conditions to Acquiror;

               (d) The Illiopolis Plant shall be in substantially the same condition that it is in as of the date hereof, reasonable wear and tear excepted;

               (e) Acquiror shall have obtained a title commitment reasonably acceptable to Acquiror covering the Real Estate with no Liens other than Permitted Liens and subject to Acquiror's reasonable satisfaction that the Liens listed on Schedule 4.4 do not materially adversely affect the operation of the Illiopolis Plant;

               (f) The Motion of Congoleum requesting authority to cancel with Seller filed in the Bankruptcy Cases on January 28, 2002 is either: (i) denied with prejudice and such contract has not otherwise terminated; or (ii) granted in which case the Purchase Price shall be reduced by Three Million Dollars ($3,000,000.00), and all material contracts listed on Schedule 6.9 are assignable to Acquiror or BCP has obtained the third party consent to such assignment or the Bankruptcy Court has ordered such assignment;

               (g) Acquiror shall be satisfied in its discretion, which shall not be arbitrary and capricious, with the results of the Environmental Assessment and the safety and health compliance audit of the Illiopolis Plant conducted by Acquiror pursuant to Section 6.6 hereof. This condition shall be deemed satisfied unless Acquiror notifies Seller, in writing, that it is not satisfied with the results of such Environmental Assessment or safety and health compliance audit and provides Seller with a copy of the Environmental Assessment and safety and health compliance audit no later than March 31, 2002; provided, that if Acquiror decides, and Seller agrees, that initial or additional Phase II assessment is required to identify environmental issues at the site then the above date shall be postponed until April 30, 2002. If Acquiror notifies Seller by the date set forth herein, then, unless both Seller and Acquiror have agreed in writing to a mutually acceptable solution, this Agreement shall terminate, the Earnest Money Deposit and accrued interest thereon will be returned to Acquiror, and neither party will have any further rights or obligations hereunder in accordance with Section 9.3;

               (h) Acquiror shall have obtained commitments from third parties to supply, on commercially reasonable terms, all raw materials necessary to continue operation of the Illiopolis Plant after Closing at the same production volumes as currently operated; and

               (i) the Bid Procedures Order and the Sale Order shall have been timely entered by the Bankruptcy Court as provided in Section 7 and such orders shall contain the provisions set forth under the respective definition of each such order pursuant to this Agreement and shall otherwise be in form and substance reasonably satisfactory to Acquiror. Any motion for rehearing or reconsideration of the Bid Procedures Order or the Sale Order shall have been denied or withdrawn, and the time allowed for appeals of the Bid Procedures Order or the Sale Order shall have expired without any appeal having been taken or, if the Bid Procedures Order or the Sale Order shall have been appealed, no stay shall be in effect.

     9. TERMINATION; REMEDIES:

          9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

               (a) by mutual written consent of Seller and Acquiror;

               (b) by Seller, so long as Seller is not then in material breach of this Agreement, after May 15, 2002, if the Closing shall not have occurred on or before such date;

               (c) by Seller for any reason for which terminations by Seller is authorized pursuant to the Bid Procedures Order;

               (d) by Acquiror, provided it is not in material breach of any of its obligations under this Agreement, if Seller corrects any representation or warranty pursuant to Section 6.1 and the corrected warranty or representation has a Material Adverse Effect on the Business, if the circumstances described in
Section 6.8 occur, or if any of the conditions set forth in Sections 8.1 and 8.3, except as provided for in Section 9.1(e), have not been fulfilled or waived before May 15, 2002, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Acquiror;

               (e) by Acquiror, provided it is not in material breach of any of its obligations under this Agreement, if the Bid Procedures Order or the Sale Order is not entered by the Bankruptcy Court in a timely basis as set forth in
Section 7; and

               (f) by Acquiror, provided it is not in material breach of any of its obligations under this Agreement, if in any of the Bankruptcy Cases an order is entered converting such case to a Chapter 7 proceeding, dismissing such case, appointing a Chapter 11 trustee in such case, or if the Seller files a plan of reorganization or liquidation of the Business which does not permit the sale of the Assets pursuant to this Agreement.

          9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to:

               (a) Section 9.1(a), The Escrow Agent shall return to Acquiror the Earnest Money Deposit, together with all interest earned thereon, within two (2) Business Days after this Agreement is terminated;

               (b) Sections 9.1(d),(e) and (f), Escrow Agent shall return to Acquiror the Earnest Money Deposit, together with all interest earned thereon, and the Seller shall pay to Acquiror the Expense Reimbursement within two (2) Business Days after this Agreement is terminated; or

               (c) Section 9.1(c), Escrow Agent shall return to Acquiror the Earnest Money Deposit, together with all interest earned thereon, and the Seller shall pay to Acquiror the Breakup Fee within two (2) Business Days after this Agreement is terminated.

          9.3 Acquiror's right to the Earnest Money Deposit together with interest thereon shall not be considered an asset of Seller's estate and Acquiror's payment of the Expenses Reimbursement or Breakup Fee under Section
9.2 shall have a super-priority administrative claim status in the Bankruptcy Cases pursuant to Sections 105 and 507(b)of the Bankruptcy Code, senior to all other priority and super-priority administrative expense claims (except for the claims of the Seller's debtor-in-possession lenders and any claim under the carveout from such lenders' collateral as provided for in any order authorizing such debtor-in-possession financing entered in the Bankruptcy Cases), and Acquiror shall be entitled to apply to the Bankruptcy Court for specific performance of this Section in the event that Seller is in breach. Following such termination, this Agreement, except for the provisions of Sections 12.4,
12.7 and 12.9, shall forthwith become null and void and have no effect, without any liability on the part of either party or their respective directors, officers or stockholders. The aforesaid provisions shall survive such termination for the longest period legally permissible. Nothing in this Section 9 shall, however, relieve either party to this Agreement of liability for breach of any provision of this Agreement which specifically survives termination hereunder.

          9.4 Remedies.

               (a) In the event all of the conditions set forth in Sections 8.1 and 8.2 have been satisfied, and this Agreement has not been terminated pursuant to Section 9.1, if Seller refuses or fails for any reason to close the Transfer of the Assets in accordance with the terms of this Agreement, Acquiror shall have the right at its option to either (i) obtain specific performance of Seller's obligations hereunder, or (ii) receive its Earnest Money Deposit and all interest earned thereon and have Seller pay the Expense Reimbursement. Acquiror's right to such payment described in this Section shall have a super-priority administrative claim status in the Bankruptcy Cases pursuant to Sections 105 and 507(b) of the Bankruptcy Code, senior to all other priority and super-priority administrative expense claims (except for the claims of the Seller's debtor-in-possession lenders and any claim under the carve-out from such lenders' collateral as provided for in any order authorizing such debtor-in-possession financing entered in the Bankruptcy Cases), and Acquiror shall be entitled to apply to the Bankruptcy Court for specific performance of this Section in the event that Seller is in breach.

               (b) In the event all of the conditions set forth in Sections 8.1 and 8.3 have been satisfied, and this Agreement has not been terminated pursuant to Section 9.1, if Acquiror refuses or fails for any reason to close the Transfer of the Assets in accordance with the terms of this Agreement, Seller shall have the right, as its sole remedy, to retain the Earnest Money Deposit, with all interest earned thereon, as liquidated damages.

               (c) Neither party shall be liable to the other party for any incidental, consequential, special, exemplary or punitive damages with respect to any matter related to or arising out of the breach or delay in the performance of this Agreement.

     10. TAX MATTERS

          10.1 Transfer Taxes. Except to the extent set forth in the Sal__ Order, Seller shall be responsible for the payment of all state, local, provincial and municipal transfer taxes (and all recording or filing fees) resulting from the transactions contemplated by this Agreement (including taxes based on the income of Seller).

     11. NO SURVIVAL

          11.1 Survival of Representations and Warranties. Except as herein specifically provided, the several representations and warranties of the parties contained in this Agreement (or in any document delivered in connection herewith) will terminate upon the Closing. The several covenants of the parties contained in this Agreement (or in any document delivered in connection herewith) will remain operative and in full force and effect without any time limitation, except as any such covenant will be limited in duration by the express terms hereof.

     12. MISCELLANEOUS

          12.1 Entire Agreement. This Agreement, including the Schedules to this Agreement, constitute the entire agreement of the parties to this Agreement with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and thereof.

          12.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile) and shall be given if to Seller to:

               Borden Chemicals and Plastics Operating Limited Partnership
               Hwy. 73
               Geismar, Louisiana 70734
               Facsimile: (225) 673-0626
               Attention: Mark J. Schneider

          with a copy to:

               Jones, Day, Reavis & Pogue
               3500 SunTrust Plaza
               303 Peachtree Street, N.E.
               Atlanta, Georgia 30308
               Facsimile: (404) 581-8330
               Attention: Neil P. Olack, Esq.

          and:

               Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz
               55 E. Monroe Street
               Suite 3700
               Chicago, Illinois 60603
               Facsimile: (312) 332-2196
               Attention: Alan P. Solow, Esq. and Dimitri G. Karcazes, Esq.

          if to Acquiror to:

               Formosa Plastics Corporation, Delaware
               9 Peach Tree Hill Road
               Livingston, NJ 07039
               Attention: Robert Chou, Vice President & General Manager
               Facsimile: (973)-716-7483

          with a copy to:

               Klett Rooney Lieber & Schorling
               The Brandywine Building

               1000 West St. - Suite 1410
               Wilmington, DE 19801
               Attention: Mark 1. Gundersen, Esq.
               Facsimile: (302)-552-4295

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party to this Agreement. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section 12.2 and the appropriate confirmation is received, or (ii) if given by any other means, when delivered at the address specified in this Section 12.2.

          12.3 Amendments: No Waivers.

               (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Seller and Acquiror or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that, any amendment or waiver of any provisions of this Agreement by Seller shall require prior approval of Fleet Capital Corporation, as agent for certain financial lenders.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          12.4 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          12.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, provided that, Acquiror may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Seller, except to an Affiliate of Acquiror; provided that, such Affiliate agrees in writing to be bound by the terms of this Agreement on a joint and several basis with Acquiror. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied is intended to confer on any person other than the parties to this Agreement or their respective; successors and permitted assigns, any rights, remedies obligations or liabilities under or by reason of this Agreement.

          12.6 Certain Interpretive Matters.

               (a) Unless the context otherwise requires, (i) all references in this Agreement to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning ascribed to it and (iii) words in the singular include the plural and vice versa. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

               (b) Titles and headings to Sections in this Agreement are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

          12.7 Governing Law and Jurisdiction. This Agreement shall be construed in accordance with and governed by the internal substantive law of the State of Delaware regardless of the laws that might otherwise govern under principles of conflict of laws applicable thereto. This Agreement is also subject to any applicable order or act of the Bankruptcy Court. In the event either party shall institute a legal action as a result of the default in the other party's performance under this Agreement, any such action shall be brought exclusively in the Bankruptcy Court which shall retain exclusive jurisdiction with respect to the interpretation, performance, and enforcement of this Agreement.

          12.8 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts (including by means of facsimile signature pages), all of which shall be considered one and the same agreement, and shall become effective when on or more such counterparts have been signed by each of the parties hereto and delivered to he other party (solely for purposes of effectiveness of this Agreement, such delivery may be in the form of facsimile signature pages).

          12.9 Severability. If any term, provision, covenant or restriction of this Agreement is determined by a Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

                  [Remainder of page intentionally left blank)

          IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                SELLER:

                                BORDEN CHEMICALS AND PLASTICS
                                OPERATING LIMITED PARTNERSHIP


                                By: BCP Management Inc., its General Partner


                                By: Illegible
                                   -----------------------------------------
                                   Name/Title: Illegible
                                              ------------------------------
                                              President, Chief Executive Officer


                                ACQUIROR:

                                FORMOSA PLASTICS CORPORATION,
                                DELAWARE


                                By:
                                   -----------------------------------------
                                   Name/Title:
                                              ------------------------------

          IN WITNESS WHEREOF, the parties to this Agreement have __________ this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                SELLER:

                                BORDEN CHEMICALS AND PLASTICS
                                OPERATING LIMITED PARTNERSHIP


                                By: BCP Management Inc., its General Partner


                                By:
                                   -----------------------------------------
                                   Name/Title:
                                              ------------------------------


                                ACQUIROR:

                                FORMOSA PLASTICS CORPORATION,
                                DELAWARE


                                By: /s/ Illegible
                                   -----------------------------------------
                                   Name/Title:
                                              ------------------------------

                                LIST OF SCHEDULES

SCHEDULES

1.1       Employees

2.1(a)    Description of Real Property

2.1(b)    Description of Plant and Tangible Property

2.1(c)    List of Offsite Warehouses

2.1(d)    List of Assumed Contracts

2.1(e)    List of Permits

2.1(f)    List of Intangible Assets

2.1(i)    List of Research Equipment

2.4(d)    Form of Trust and Escrow Agreement

3.2       List of Cure Payments

4.4       Permitted Liens on Real Property

4.7       List of Violations of Laws or Permits

4.8       List of Pending or Threatened Litigation

4.10      Employee Benefits

4.11      Environmental Matters

4.13      Customer Contracts

6.4       Employee Severance Benefits

6.9       Confidential Contracts

6.11      Engineering and Mechanical Information

                            SCHEDULE 1.1 - EMPLOYEES

                                Exempt Employees

                               Position           Date of Employment

1.    Allen, Penny             Administration     1980
2.    Davis, Gregory, L.       Production         1972
3.    Davis, Solange S. L.     Administration     1989
4.    Deluhery, Craig E.       Administration     1991
5.    Doddek, Robert L.        Production         1996
6.    Drabing, David E.        Administration     1960
7.    Dykes, John M.           Administration     2000
8.    Greisheirn, Myron R.     Administration     1959
9.    Havener, Randy W.        Production         1976
10.   Hernandez, Jeffrey A.    Administration     2000
11.   Hofferkamp, Steven F.    Production         1967
12.   Hughes, Brian L.         Production         1994
13.   Hurt, Thomas M.          Production         1980
14.   Jantrania, Sailesh B.    Administration     1989
15.   Johnston, Kathleen L.    Administration     1998
16.   LaCroix, Larry T.        Production         1999
17.   Laskowski, Rick A.       Administration     1984
18.   Lloyd, Kevin             Production         1992
19.   Lyons, Daniel            Production         2000
20.   Mandemach, Craig G.      Administration     1993
21.   Mathis, Michael B.       Administration     1978
22.   Moffett, David L.        Production         1961
23.   Peterson, Thomas B.      Production         1988
24.   Rogers, Donald D.        Production         1977
25.   Simmons, Daniel H.       Production         1982
26.   Simmons, Donald H.       Production         1978
27.   Singh, Anuranjan         Administration     1998
28.   Spencer, Martin T.       Administration     1998
29.   Sutton, Thomas W.        Production         1969
30.   Tague, Kenneth E.        Administration     1987
31.   Wardall, Dale E.         Production         1998
32.   Waymire, Joseph L.       Administration     1991

                              Non Exempt Employees

                               Position           Date of Employment

1.    Brawner, Brenda C.       Administration     1994
2.    Dudas, Delores A.        Administration     1978
3.    Floyd, Anna M.           Administration     1978
4.    Lourant, Marion M.       Administration     1998
5.    Mc Iver, Patricia A.     Administration     1988
6.    Mohn, Marcia             Administration     2000
7.    Rhodemann, Becky J.      Administration     1994
8.    Simmons, Vicky J.        Administration     1978

                           Illiopolis Union Employees

1.    Abbott, Alvin W.         Operator           05/26/81
2.    Adams, Donald L.         Technician         09/27/67
3.    Allen, Lyle E.           Craft Worker       01/17/68
4.    Anders, William L.       General Helper     07/19/76
5.    Anderson, Robert         Operator           10/25/00
6.    Ashton, Lewis R.         Lead Worker        10/09/65
7.    Ball, Lyle D.            Lead Worker        08/03/70
8.    Ball, Raymond L.         Custodian Worker   03/01/69
9.    Ballinger, Robert L.     Semi-Skilled       11/17/87
10.   Bambrough, Walter E.     Semi-Skilled       09/30/75
11.   Barrett, Kenneth L.      Operator           09/18/90
12.   Bartolazzi, Larry L.     Semi-Skilled       08/25/69
13.   Batchelder, Steven R.    Operator           01/16/84
14.   Bauman II, William H.    Lead Worker        06/28/78
15.   Bilbrey, Allen L.        Operator           09/03/88
16.   Birdwell, Cecil E.       Operator           01/04/79
17.   Blakeman, Terry L.       Operator           02/09/68
18.   Boehler, David L.        Craft Worker       07/14/77
19.   Bradshaw, Bradford A.    Operator           07/29/81
20.   Brown, Douglas J.        Lead Worker        02/01/88
21.   Brown, Rickey L.         Operator           09/28/77
22.   Bruce, Richard David     Lead Worker        03/24/76
23.   Carlson, Timothy J.      Lead Worker        03/24/76
24.   Chapman, Chester D.      Operator           02/08/71
25.   Clark, James R.          Technician         12/06/78
26.   Coe, Mark R.             Operator           12/30/74
27.   Collett, Katrina M.      Operator           05/05/84
28.   Courtney, John E.        Semi-Skilled       09/30/65
29.   Crouse, William L.       Operator           09/05/78
30.   Curtis, Kenton G.        Operator           09/21/81
31.   Daubs, Harold A.         Technician         07/21/75
32.   Davis, Richard M.        Operator           05/23/83
33.   Dennison, Gregory A.     Operator           05/06/81
34.   Donaldson, Troy A.       Lead Worker        06/07/90
35.   Drabing, Gregory L.      Operator           09/01/87
36.   Dyer, James R.           Technician         05/16/77
37.   Ealey, Louis E.          Semi-Skilled       09/30/94
38.   Epperson, Michael L.     Lead Worker        08/11/75
39.   Fitzgerald, Milo G.      Operator           07/17/90
40.   Fleck, William J.        Technician         04/25/72
41.   Floyd, Jimmy E.          Semi-Skilled       11/04/67
42.   Foster, Robert R.        Operator           09/25/79

43.   Gilbert, Harry D.        Operator           09/02/83
44.   Gill, Roger D.           Operator           02/13/78
45.   Goodrich, Kenneth E.     Operator           05/03/94
46.   Goodrich, Michael D.     Operator           10/01/80
47.   Graves, Larry L.         Operator           05/04/84
48.   Graves, William          Operator           11/03/69
49.   Green, Gary L.           Semi-Skilled       05/25/78
50.   Grohler, Everett G.      Technician         05/21/71
51.   Gutman, Scott W.         Operator           01/31/00
52.   Hagood, Steven C.        Lead Worker        02/27/79
53.   Hamilton, Wayne E.       Operator           10/01/80
54.   Hancock, Linda S.        Technician         06/27/79
55.   Hancock, Randy A.        Operator           09/17/74
56.   Hartwig, Douglas H.      Semi-Skilled       07/23/74
57.   Havener, Christopher     Lead Worker        06/01/71
58.   Hendrickson, Joseph A.   Semi-Skilled       01/18/00
59.   Hildebrandt, Michael     Craft Worker       11/27/74
60.   Hill, Brett              Operator           2/11/02
61.   Hill, Robert A.          Semi-Skilled       11/26/74
62.   Holloway, Leaster R.     Lead Worker        11/01/97
63.   Hughes, William T.       Operator           01/12/95
64.   Hunter, Mark D.          Operator           02/16/76
65.   Johnson, William L.      Operator           06/18/77
66.   Jordan, Alva E.          Craft Worker       06/25/77
67.   Jordan, Ron M.           Operator           06/11/81
68.   Judge, Robert G.         Craft Worker       03/28/79
69.   Jump, Jeffrey L.         Operator           09/15/75
70.   Kapper, Terry L.         Operator           05/23/83
71.   Karaianis, John T        Operator           06/28/78
72.   Karrick, David L.        Semi-Skilled       01/07/70
73.   Knobloch, Jason L.       Operator           08/28/00
74.   Lake, Kenneth L.         Lead Worker        03/24/75
75.   Lamb, Gary L.            Semi-Skilled       11/15/65
76.   LeBeane, Randy A.        Operator           03/13/76
77.   Lewison, Dean C.         Lead Worker        02/16/76
78.   Lyman, Glen D.           Operator           09/11/79
79.   Machalek, Joseph E.      Operator           02/08/82
80.   Mallory, Roger W.        Operator           01/07/02
81.   Maple, John A.           Operator           10/10/01
82.   Marler, Robert L.        Operator           01/10/78
83.   Marler, Verna L.         Operator           05/04/84
84.   Mast, William R.         Operator           06/03/82
85.   Matthews, Chad W.        Operator           09/16/88
86.   Maynard, David E.        Operator           05/27/92
87.   McConnell, Jr., Herman   Semi-Skilled       03/30/90
88.   McLaughlin, Robert L.    Operator           10/20/79

89.   Meister, Michael E.      Operator           03/31/82
90.   Merritt, Harold G.       Operator           05/17/78
91.   Merritt, Randy D.        Operator           09/30/75
92.   Mills, Ricky L.          Operator           09/07/87
93.   Minix, Vernon W.         Semi-Skilled       08/26/98
94.   Moffett Jr., John H.     Lead Worker        09/03/59
95.   Moffett, Jeff T.         Semi-Skilled       07/02/87
96.   Moore, John S.           Operator           10/06/87
97.   Morgan, Sherry L.        Operator           12/27/94
98.   Neilson, David           Operator           03/12/98
99.   Pickel, Donald W.        Operator           06/18/83
100.  Porter, Larry W.         Operator           02/12/03
101.  Pulliam, Ben             Operator           09/01/87
102.  Rachford, R. Timohy      Operator           07/22/97
103.  Radzimanowsky, John V.   Operator           10/11/84
104.  Reynolds, George M.      Operator           03/23/94
105.  Ridgeway, Gary L.        Lead Worker        10/08/74
106.  Ridgeway, Russell E.     Technician         11/16/65
107.  Rogers, David W.         Lead Worker        10/29/79
108.  Rohdeman, William E.     Semi-Skilled       10/13/77
109.  Scammahorn, Rickie L.    Operator           11/20/74
110.  Saulsberry, Harold C.    Semi-Skilled       06/25/77
111.  Saulsberry, Jerry D.     Semi-Skilled       05/02/78
112.  Sanders, Dennis, A.      Operator           10/05/01
113.  Schnepp, Harry W.        Operator           10/19/78
114.  Shanle, Chester B.       Operator           07/24/74
115.  Shartzer, Raymond F.     Operator           06/07/77
116.  Shears, Steven           Lead Worker        09/16/87
117.  Simpson, David S.        Semi-Skilled       05/17/78
118.  Sneed, Dennis H.         Operator           02/18/84
119.  Snyder, John R.          Semi-Skilled       08/03/63
120.  Stamm, Chad R.           Operator           01/05/77
121.  Steele, John L.          Semi-Skilled       12/10/74
122.  Stewart, Gary W.         Lead Worker        05/17/78
123.  Stewart, Gerald L.       Semi-Skilled       07/29/81
124.  Stewart, Mark E.         Operator           09/18/79
125.  Stiles, James F.         Operator           01/24/83
126.  Striplin, Charles L.     Lead Worker        12/01/75
127.  Sunderland, Ronnie E.    Operator           10/13/88
128.  Timmons, Robert L.       Operator           06/06/75
129.  Tripp, Thomas Dewey      Semi-Skilled       01/31/00
130.  Turner, Stephen L.       Technician         05/21/76
131.  Tyler, David E.          Technician         11/10/65
132.  Tyree, Frank C.          Operator           10/19/00
133.  Uhrin, John D.           Operator           06/09/78
134.  Usher, David L.          Operator           06/25/70

135.  Verzbiski, Gregory A.    Operator           01/07/02
136.  Vince, Kirk              Operator           09/04/01
137.  Walker, Glenn E.         Technician         05/25/78
138.  Wang, Stuart L.          Operator           07/31/81
139.  Ward, Virgi1 O.          Custodial Worker   09/29/65
140.  Waschevski, Paul A.      Operator           12/01/67
141.  Wessbecher, K. Judson    Operator           11/06/74
142.  Wiesner, Larry E.        Operator           01/11/83
143.  Williams, Larry M.       Semi-Skilled       02/28/76
144.  Williams, Ted L.         Operator           02/01/83
145.  Willis, Dennis K.        Operator           09/25/91
146.  Wingo, Terry L.          Craft Worker       12/16/74
147.  Woods, Roger             Lead Worker        07/20/83
148.  Yeager, Robert A.        Custodial Worker   09/29/75
149.  Yonker, Joseph E.        Operator           05/20/69

                         SCHEDULE 2.1(a)- REAL PROPERTY

     The land, buildings, and all improvements thereto located on the property described below and totaling to approximately 133 acres:

PARCEL 1

Part of the east half of section 11, township 16 north, range 2 west of the third principal meridian, Sangamon County, Illinois, described as follows;

Beginning at the northeast corner of the southeast quarter of aforesaid section 1_, thence south 00 degrees 00 minutes 00 seconds east on the east line of said southeast quarter, 1637.35 feet; thence north 89 degrees 28 minutes 03 seconds west, 2026.89 feet; thence north 00 degrees 06 minutes 45 seconds east, 746.18 feet; thence south 89 degrees 40 minutes 0_ seconds east, 200.00 feet; thence north 00 degrees 05 minutes 41 seconds east, 90.00 feet; thence south 89 degrees 38 minutes 59 seconds east 474.72 feet; thence south 00 degrees 26 minutes 38 seconds west, 127.00 feet; thence south 01 degrees 27 minutes 07 seconds east,
169.19 feet; thence south 88 degrees 46 minutes 12 seconds east, 47.82 feet; thence south 00 degrees _5 minutes 34 seconds west, 353.07 feet; thence north 87 degrees 27 minutes 36 seconds east, 356.30 feet; thence north 01 degrees 54 minutes 34 seconds east, 186.57 feet; thence north 55 degrees 17 minutes 13 seconds east, 110.63 feet; thence north 28 degrees 01 minutes 22 seconds east,
82.41 feet; thence north 00 degrees 37 minutes 35 seconds east, 363.30 feet; thence north 88 seconds 54 minutes 28 seconds west, 294.60 feet; thence north 09 degrees 59 minutes 4_ seconds west, 111.14 feet; thence north 00 degrees 37 minutes 57 seconds east, 147.21 feet; thence south 89 degrees 22 minutes 03 seconds east 20.00 feet; thence north 00 degrees 37 minutes 57 seconds east,
446.50 feet; thence north 89 degrees 22 minutes 03 seconds west, 246.96 feet, thence north 00 degrees 03 minutes 05 seconds west, 227.61 feet to a point on the south right of way line of the Illinois Terminal Railroad; thence north 89 degrees 56 minutes 14 seconds east on said south right of way line, 20.00 feet; thence north 89 degrees 55 minutes 23 seconds east on said south right of way line, 1118.77 feet; thence north 00 degrees 03 minutes 46 seconds west, 20.00 feet; thence north 89 degrees 56 minutes 14 seconds east, 200.00 feet to a point on the east line of the northeast quarter of aforesaid section 11; thence south 00 degrees 00 minutes 00 seconds east on said east line 225.03 feet to the point of beginning.

Except therefrom a tract of land described as follows:

Beginning at the quarter corner of sections 11 and 12, being the northeast corner of the southeast quarter of said section 11, thence westerly on and along the north line of said south east quarter of said section 11 a distance of 120 feet; thence north 100 feet; thence east 120 feet, more or less, to the east line of said section 11; thence south on and along the east line of said section 11 a distance of 100 feet, more or less, to the point of beginning.

Also excepting therefrom the fo11owing described tract of land:

Commencing at the southeast corner of the northeast quarter of section 11, township 16 north, range 2 west of the third principal meridian; thence west a distance of 120 feet to the point of beginning; thence north a distance of 100.00 feet; thence west a distance of 4500 feet; thence south a distance of 100.00 feet; thence east a distance of
45.00 feet to the point of beginning.

PARCEL 2A

Part of the Southeast Quarter of Section 11 Township 16 North, Range 2 West of the Third Principal Meridian, Sangamon County, Illinois, described as follows:

From the Northeast corner of the Southeast Quarter of said Section 11, South 00 degrees 00 minutes 00 seconds East on the Section line for a distance of 675.88 feet; thence South 89 degrees 35 minutes 35 seconds West 803.30 feet; thence South 01 degree 05 minutes 35 seconds West, 54.00 feet; thence North 88 degrees 54 minutes 28 seconds West 294.60 feet to the point of beginning; thence South 00 degrees 15 minutes 43 seconds West 215.69 feet; thence South 44 degrees 24 minutes 04 seconds West 121.33 feet; thence South 87 degrees _0 minutes 19 seconds West 111.79 feet; thence North 40 degrees 34 minutes 36 seconds West
38.69 feet; thence North 01 degree 14 minutes 43 seconds West 94.06 feet; thence North 00 degrees 26 minutes 38 seconds East 862.93 feet; thence South 89 degrees 33 minutes 32 seconds West 22.30 feet; thence North 00 degrees 03 minutes 05 seconds West 26.43 feet, thence South 89 degrees 22 minutes 03 seconds East
246.96 feet; thence South 00 degrees 37 minutes 5_ seconds West 446.50 feet; thence North 89 degrees 22 minutes 03 seconds West 20.00 feet; thence South 00 degrees 37 minutes 57 seconds West 147.21 feet; thence South 09 degrees 9 minutes 41 seconds East 111.14 feet to the point of beginning.

PARCEL 2B

Part of the Southeast Quarter of Section 11 Township 16 North Range 2 West of the Third Principal Meridian, Sangamon County, Illinois, described as follows:

From the Northeast corner of the Southeast Quarter of said Section 11, South 00 degrees 00 minutes 00 seconds East on the Section line for a distance of 675.88 feet; thence South 89 degrees 35 minutes 35 seconds West 803.30 feet, thence South 01 degree 05 minutes 35 seconds West 54.00 feet to the point of beginning; thence South 00 degrees 37 minutes 3_ seconds West 363.30 feet; thence South 28 degrees 01 minute 22 seconds West 82.41 feet; thence South 55 degrees 17 minutes 14 seconds West 110.63 feet; thence South 01 degree 54 minutes 34 seconds West
186.57 feet; thence South 87 degrees 27 minutes 36 seconds West 356._0 feet; thence North 00 degrees 05 minutes 34 seconds East 353.07 feet; thence North 88 degrees 46 minutes 12 seconds West 47.82 feet; thence North 01 degree 27 minutes 07 seconds West 169.19 feet; thence North 00 degrees 26 minutes 38 seconds East
835.47 feet; thence South 39 degrees 05 minutes 12 seconds East 5.96 feet; thence North 00 degrees 03 minutes 05 seconds West 27.67 feet; thence North 89 degrees 33 minutes 32 seconds East 22.30 feet; thence South 00 degrees 26 minutes 38 seconds West 862.93 feet; thence South 01 degree 14 minutes 43 seconds East 94.06 feet; thence South 40 degrees 34 minutes 36 seconds East
38.69 feet; thence North 87 degrees 80 minutes 19 seconds East 111.79 feet; thence North 44 degrees 24 minutes 0_ seconds East 121.33 feet; thence North 00 degrees 15 minutes 43 seconds East 215.69 feet; thence South 88 degrees 54 minutes 28 seconds East 294.60 feet to the point of beginning.

PARCEL 2C

Part of the Southeast Quarter of Section 11 Township 16 North, Range 2 West of the Third Principal Meridian, Sangamon County, Illinois, described as follows:

From the Northeast corner of said Southeast Quarter of Section 11, West on the North line of said Southeast Quarter 1824.08 feet; thence South 00 degrees 05 minutes 4_ seconds West 100.00 feet to the point of beginning; thence continuing South 00 degrees 05 minutes 41 seconds West 712.81 feet; thence South 89 degrees 38 minutes 59 seconds East 474.72 feet, thence North 00 degrees 26 minutes 38 seconds East 708.47 feet, thence North 89 degrees 05 minutes 12 seconds West
477.58 feet to the point of beginning.

PARCEL 2D

Part of the South half of Section 11 Township 16 North, Range 2 West of the Third Principal Meridian, Sangamon County, Illinois, described as follows:

From the Northeast corner of the Southeast Quarter of said Section 11; thence South 00 degrees 00 minutes 00 seconds East on the East line of said Southeast Quarter 2388.83 feet to the point of beginning; thence North 89 degrees 36 minutes 10 seconds West 980.00 feet; thence North 00 degrees 23 minutes 50 seconds East 130.00 feet; thence North 89 degrees 36 minutes 10 seconds West
340.00 feet; thence South 00 degrees 23 minutes 50 seconds West 130._0 feet; thence North 89 degrees 36 minutes 10 seconds West 1309.22 feet; thence North 00 degrees 06 minutes 52 seconds East 659.36 feet; thence North 20 degrees 03 minutes 16 seconds West 758.27 feet; thence North 89 degrees 55 minutes 28 seconds East 359.93 feet; thence North 00 degrees 47 minutes 45 seconds East
129.05 feet; thence South 89 degrees 40 minutes 0_ seconds East 500.81 feet; thence South 00 degrees 06 minutes 45 seconds West 746.18 feet; thence South 89 degrees 28 minutes 03 seconds East 2026.89 feet to a point on the East line of aforesaid Southeast Quarter, thence South 00 degrees 00 minutes 00 seconds East on said East line 751.48 feet to the point of beginning.

                       SCHEDULE 2.1(b)-TANGIBLE PROPERTY

     All Tangible Property set forth herein and any and all Tangible Property currently owned by Seller and located at or attributable solely to the Illiopolis Plant or necessary for the continued operation of the Business as currently conducted at the Illiopolis Plant.

All Tangible Property as set forth in the 21-page document entitled "Equipment List, PVC Illiopolis" attached hereto.

                                 Equipment List

                                    PVC Illi

Asset    Equip
Number   Number   Asset Description
------   ------   -----------------
50836             FORK LIFT TRUCK CF-40 367-5
50837             BOILER & BOILER HOUSE EQUIP
50839             ROTARY DRYER CENTRIFUGAL FILTE
50840             CONVEYING SYS 7776-1&2 ACTIVAT
50843             2 BULK STORAGE BINS & PIPIN
50844             REACTOR D308 R162-1173 LAYDOWN
50845             BLEND TANK F404 S/N R- 162-1
50846             REACTOR D307 R162-1172 LAYDOWN
50847             CYLINDER ASSEMBLY FOR #4 AIR
50850             REACTOR CLEANING SYSTEM PUMP
50856             FIVE 5400 CU.FT. BULK BIN
50857             PFAUDLER CO. VESSELS
50862             SEVEN 5400 CU.FT. BULK BIN
50863             STENCIL CUTTING MACHINE
50864             HOIST & TROLLEY
50866             RMVC COMPRESSOR C-339 S/N73U10
50887             INSTRUMENT AIR COMPRESSOR
50888             INSTRUMENT AIR COMPRESSOR
50889             INSTRUMENT AIR RECEIVER
50890             INSTRUMENT AIR RECEIVER
50891             INSTRUMENT AIR RECEIVER
50892             AIR OIL SEPARATOR
50893             INSTRUMENT AIR PREFILTER
50894             INSTRUMENT AIR FINAL FILTE
50895             INSTRUMENT AIR PREFILTER
50896             AIR OIL SEPARATOR
50897             INSTRUMENT AIR PREFILTER
50898             INSTRUMENT AIR FINAL FILTE
50899             INSTRUMENT AIR PREFILTER
50900             INSTRUMENT AIR REFRIGERATION D
50901             INSTRUMENT AIR DESSICANT DRYER
50902             INSTRUMENT AIR REFRIGERATION D
50903             INSTRUMENT AIR DESSICANT DRYER
50904             CLARIFIED WATER DEMINERALIZER
50905             CLARIFIED WATER DEMINERALIZER
50906             FILTERED WATER SOFTENER
50907             FILTERED WATER SOFTENER
50908             ACID GAUGING TANK
50909             CAUSTIC GAUGING TANK
50910             ALUM SYSTEM
50911             LIME SYSTEM
50912             RAW WATER CLARIFIER
50913             CAUSTIC BULK STORAGE TANKHEATE
50914             CLEAR WATER SURGE TANK
50915             DEMINERALIZER WASH WATER TANK
50916             SALT SOLUTION PREPARATION TANK

                                    1 of 21

                                 Equipment List

                                    PVC Illi

50917             CAUSTIC BULK STORAGE TANK
50918             CLEAN WATER TRANSFER PUMP
50919             CLEAN WATER TRANSFER PUMP
50920             BRINE TRANSFER PUMP
50921             BACK WASH PUMP
50922             CAUSTIC TRANSFER PUMP
50923             BACK WASH PUMP
50924             CLARIFIED WATER PRESSURE FILTE
50925             CLARIFIED WATER PRESSURE FILTE
50926             DEMINERALIZED WATER FILTE
50927             WASTE TREATMENT PUMPING STATIO
50928             WASTE TREATMENT CLARIFIER
50930             STEAM BOILER
50932             STEAM BOILER
50933             BOILER FEED WATER DEAER
50934             BOILER BLOWDOWN FLASH TANK
50936             BOILER FEED PUMP
50937             BOILER FEED PUMP
50938             SULFITE TRANSFER PUMP
50939             PHOSPHATE TRANSFER PUMP
50944             COOLING TOWER CIRCULATING WATE
50945             COOLING TOWER CIRCULATING WATE
50949             CHILLED WATER SUPPLY PUMP TO E
50953             SPENT CHILLED WATER RETURN PUM
50954             SPENT CHILLED WATER RETURN PUM
50955             CHILLED WATER STORAGE TK EXIST
50963             VINYL CHLORIDE UNLOADING COMPR
50964             VINYL CHLORIDE UNLOADING COMPR
50965             VINYL CHLORIDE UNLOADING COMPR
50968             UNLOADING COMPRESSOR KNOCK
50969             UNLOADING COMPRESSOR KNOCK
50970             UNLOADING COMPRESSOR KNOCK
50971             EDC BULK UNLOADING STORA
50974             EDC TRANSFER PUMP
51078             TAILING SCREEN
51148             CLEARWATER SURGE TANK
51150             AIR RECEIVER VE 8001 AA
51151             AIR RECEIVER VE 8002 AA
51152             DRYER DR 80
51153             DRYER DR 80
51157             FILTER FL 8001 CC
51158             FILTER FL 8001 DD
51159             FILTER FL 8002 CC
51160             FILTER FL 8002 DD
51161             FILTER FL 8001 AA
51162             FILTER FL 8001 BB
51163             FILTER FL 8002-AA
51164             FILTER 8002 BB
51165             COMPRESSER CO.8001-AA

                                    2 of 21

                                 Equipment List

                                    PVC Illi

51166             COMPRESSER CO-8002-AA
51167             AFTER COOLER HE.8001.AH
51168             AFTER COOLER HE.8002.AA
51177             D I WATER FILTER FI-53
51178             CLEARWATER TRANSFER PUMP PU-50
51179             SOFT WATER PUMP
51180             SOFT WATER PUMP PU-53
51181             D I WATER PUMP PU-53
51182             D I WATER PUMP PU-53
51183             D I WATER PUMP PU-53
51184             BACKWASH WATER TANK VE-53
51185             VCM STORAGE SPHERE VE-10
51194             1 METHOCEL STORAGE TANK
51195             MODEL G-4 FAN SILENCER 48X48
51196             MODEL G-4 FAN SILENCER 48X48
51198             BENDIX-20 STREAM SAMPLE SYSTE
51199             BENDIX-20 STREAM SAMPLE SYSTE
51200             BENDIX ELECTROMETER AMPLI
51201             BENDIX PUMP FOR HYDRO
51202             -30 SCOTT AIR MASKS 4622 35
51204             ISOTHERMAL FID WITH ACCES
51209             WEIGH SCALE
51213             FIRE WATER TANK VE 9001 50000
51215             FIRE WATER TANK VE 9002 50000
51217             FIRE WATER PUMP PU 9001C
51224             FUEL OIL STORAGE TANK VE-6011
51225             FUEL OIL PUMP & HEATER SET
51226             OIL STORAGE TANK HEATER HE-60
51227             FUEL OIL STORAGE TANK HEATE
51228             FUEL OIL UNLOADING PUMP PU-
51234             FUEL OIL UNLOADING PUMP MDL L
51240             FILM CASTING KNIFE S/N 764
51242             DRILL PRESS S/N 21371
51243             GEAR REDUCER & BEARING FOR EXIST
51244             #65 FINENESS OF GRIND GAGE&
51250             CORNER UNIT 1 MODEL 2P553
51251             TABLE FRAME 1 MODEL 50P22
51252             TABLE FRAME 1 MODEL 50P12
51253             END LEG ASSY 1 MODEL 53P23
51254             END LEG ASSY 2 MODEL 52P23
51255             END PANEL 8 MODEL 4P2
51256             17 LIN FT MODEL 24L41 REAGE
51257             SANDBLAST TO REMOVE EXIST
51258             DATA SYSTEM HP2108A SN 1542A
51261             AUTO-RANGING DIGEMETRY SN20701
51262             AUTO RANGING DIGEMETRY SN20707
51274             BULK STORAGE BINS 2-CLO
51324             NAPTHA STORAGE TANK 1STC
51334             REFLUX PUMP 206

                                    3 of 21

                                 Equipment List

                                    PVC Illi

51335             REFLUX PUMP 20 6P
51338             SLURRY PUMP 330 6
51339             SLURRY PUMP 330 6
51340             SLURRY PUMP 150 6
51344             SLURRY RECIRC. PUMP 2000
51347             DEMIN WATER PUMP 265 6PM
51349             STRIPPER CONDENSER
51350             SLURRY COOLER
51352             STRIPPING COLUMN 6000
51353             STRIPPING COLUMN 6000
51355             C-2 TANK 500 GAL
51357             C-3 TANK 40 GAL
51370             STRAINERS
51372             STRIPPER SKID
51379             RE-3201 EXISTING PASTE
51380             RE-3202 EXISTING PASTE
51381             RE-3203 EXISTING PASTE
51382             RE-3204 EXISTING PASTE
51383             VE-3341 EXISTING BLOWD
51384             VE-3342 EXISTING BLOWD
51385             PU-3381 EXISTING SEED
51386             ST-3380A EXISTING SEED
51387             ST-3380B EXIST
51388             VE-3382 EXISTING SEED
51389             VE-3383 EXISTING SEED
51390             VE-3384 EXISTING SEED
51391             VE-3351 EXISTING RVCM
51392             VE-3352 EXISTING RVCM
51393             VE-3361 SEAL WATER K O T
51394             VE-3362 SEAL WATER K O T
51395             F-365M EXISTING REC M
51396             INCINERATOR K O TANK
51397             G-367M EXISTING COMPR
51398             FI-3361 EXISTING SEAL
51399             FI-3362 EXISTING SEAL
51400             M-367 EXISTING SEAL
51401             PU-3361 EXISTING COMPR
51402             PU-3362 EXISTING COMPR
51403             FI-3321 EXISTING VCM F
51404             FI-3322 EXISTING VCM F
51405             FI-3323 EXISTING VCM F
51406             FI-3324 EXISTING VCM F
51407             ST-3320 EXISTING STRAINER
51408             VE-3321 EXISTING VCM W
51409             VE-3322 EXISTING VCM W
51410             VE-3323 EXISTING VCM W
51411             VE-3324 EXISTING VCM W
51412             D-313 EXISTING HOMOP
51413             D-314 EXISTING HOMOP

                                    4 of 21

                                 Equipment List

                                    PVC Illi

51414             D-315 EXISTING HOMOP
51415             D-316 EXISTING HOMO
51416             D-317 EXISTING HOMOP
51417             D-318 EXISTING HOMOP
51418             D-319 EXISTING HOMOP
51419             D-320 EXISTING HOMOP
51420             F-345 EXISTING RVCM
51421             F-355M EXISTING RVCM
51422             C-2 EXISTING STRIP
51423             F-405 EXISTING SLURR
51424             F-406 EXISTING SLURR
51425             G-2A EXISTING POLYM
51426             G-2B EXISTING POLYM
51427             F-355 EXISTING BULK
51428             F-375 EXISTING BULK
51429             F-390 EXISTING MVC B
51430             M-319 EXISTING MVC S
51431             M-320 EXISTING RVCM
51432             M-352 EXISTING RVCM
51433             M-359 EXISTING MVC B
51434             M-374 EXISTING MVC B
51435             HE-5201 EXISTING SOLUT
51436             D-301 EXISTING COPOL
51437             D-302 EXISTING COPOL
51438             D-303 EXISTING COPOL
51439             D-304 EXISTING COPOL
51440             D-305 EXISTING COPOL
51441             D-306 EXISTING COPOL
51442             F-315 EXISTING RCVM
51443             D-307 EXISTING COPOL
51444             D-308 EXISTING COPOL
51445             F-325 EXISTING RCVM
51446             F-401 EXISTING SLURR
51447             F-402 EXISTING SLURR
51448             F-403 EXISTING SLURR
51449             CO-1005 EXISTING UNLOA
51450             CO-1006 EXISTING UNLOA
51451             CO-1007 EXISTING UNLOA
51452             CO-1008 EXISTING UNLOA
51453             CO-1009 EXISTING UNLOA
51454             F-104 EXISTING VCM S
51455             VE-1001 EXISTING VCM S
51456             VE-1005 EXISTING UNLOA
51457             VE-1006 EXISTING UNLOA
51458             VE-1007 EXISTING UNLOA
51459             VE-1008 EXISTING UNLOA
51460             VE-1009 EXISTING UNLOA
51463             CP-PASTE 31.01 CONTR
51465             CP-3 31.01 CONTROL PANEL

                                    5 of 21

                                 Equipment List

                                    PVC Illi

51469             FI-03520A 11.03 SLURR
51471             FI-03552A 11.03 SLURR
51473             FI-03552B 11.03 SLURR
51475             WATER TANK VE-06302 11.2 HOT G
51476             WATER TANK VE-06302 11.2 HO G
51477             TANK PASTE & HOMO WASTE WATER V
51479             TANK PASTE & HOMO WASTE WATER V
51480             HE-03502 21.51 DEION
51481             HE-03551A 21.51 DEION
51482             HE-03551-B 21.51 DEION
51483             HE-06302 21.52 HOT G
51484             G-00101A 22.08 SEAL
51485             G-00101B 22.08 SEAL
51486             G-00101C 22.08 SEAL
51487             G-00355A 22.08 SEAL
51488             G-003557 22.08 SEAL
51489             G-00377A 22.08 SEAL
51490             G-00399 22.08 SEAL
51492             P-01200 22.08 SEAL
51493             P F-0190 DIAPHRAM PUMP
51495             PU-03201B 22.05 SEED
51496             PU-03321 22.08 SEAL
51497             PU-03322 22.08 SEAL
51498             PU-03323 22.08 SEAL
51499             PU-03324 22.08 SEAL
51500             PU-03520 22.09 SLURR
51501             PU-03521 22.09 SLURR
51502             PU-03552A 22.09 SLURR
51503             PU-03552B 22.09 CLURR
51504             PU-05500 22.10 HOT C
51505             PU-06302 22.06 HOT G
51506             PUMP WASTEWATER TRANSFER PU-15
51507             PUMP WASTEWATER TRANSFER PU-15
51508             C-00367M 22.08
51509             CO-03551 22.08 SEAL
51510             CO-03552 22.08 SEAL
51511             G-00401 22.11 SEAL
51512             G-00402 22.11 SEAL
51513             G-00403 22.11 SEAL
51514             G-00405 22.11 SEAL
51515             G-00406 22.11 SEAL
51516             AG-03382 22.11 SEAL
51548             RUCM HOLDING TANK VE-31
51580             VE-03553 F-0267/12.01 GASHO
51582             VE-03556A 11.02 VACUU
51583             VE-03556D 11.02 VACUU
51584             TANK PURGE KO SITE 1 VE-03556C
51585             TANK PURGE KO SITE 1 VE-03556C
51586             TANK PURGE KO SITE 1 VE-03556F

                                    6 of 21

                                 Equipment List

                                    PVC Illi

51587             TANK PURGE KO SITE 1 VE-03556F
51588             VE-15004 11.02 BRINE
51589             VE-15504 11.03 VENT
51592             VE-15509 11.02 GASHO
51593             HE-03370 21.50 RECOV
51595             HE-03509 21.50 RECOV
51597             HE-03555 21.50 SEAL
51598             HE-03556A 21.50 SEAL
51599             HE-03556B 21.50 SEAL
51600             HE-03557 21.50 SEAL
51601             HE-03559A 21.50 PURGE
51602             HE-03559B 21.50 PURGE
51603             RF-15004 21.01 BRINE
51605             PU-03556A 22.06 SEAL
51607             PU-15004A 22.06 BRINE
51608             PU-15004B 22.06 BRINE
51609             PU-15004C 22.06 BRINE
51611             PU-15506A 22.06 WASTE
51612             PU-15509 22.07 GASHO
51613             PU-15551A 22.06 K O T
51615             PU-15551B 22.06 K O T
51616             PU-15552 22.06 GASHO
51617             PU-15553A 22.06 WASTE
51618             PU-15553B 22.06 WASTE
51619             CO-03557 23.02 COMPR
51621             VP-03556A 23.02 VACUU
51623             VP-03556B 23.02 VACUU
51625             CP-REC 31.01 CONTR
51627             P-357 EXISTING RVCM
51628             HE-3371 EXISTING PASTE
51629             HE-3372 EXISITNG PASTE
51630             VE-3370 EXISTING RVCM
51631             SP-15006 11.01/11.07 WASTE
51633             VE-15510 11.02 INCIN
51634             NC-15011 21.02/21.03 TRANE WAS
51636             HE-15006 26.02 WASTE
51637             VE-1003 EXISTING WASTE
51638             VE-5019 42807 CAUST
51640             VE-5020A 42803 NEUTR
51641             VE-5020B 42803 NEUTR
51642             VE-5021 42805 CAUST
51644             PU-5021A 42809 CAUST
51645             PU-5021B 42809 CAUST
51646             AG-5020A 42814 AGITA
51647             AG-5020B 42814 AGITA
51648             TYPEWRITER
51649             TYPEWRITER
51672             PURGE K O TANK VE-33
51673             VACUUM PUMP SEPARATOR VE-33

                                     7 of 21

                                 Equipment List

                                    PVC ILLi

51674             STRIPPER K O TANK VE-33
51676             PURGE K O TANK VE-33
51677             VACUUM PUMP SEPARATOR VE-33
51678             STRIPPER K O TANK VE-33
51680             K O TANK DISCHARGE PUMP PU-33
51681             K O TANK DISCHARGE PUMP PU-33
51682             SEAL WATER PUMP PU-33
51683             SEAL WATER PUMP PU-33
51684             PURGE STEAM CONDENSER HE-33
51686             PURGE STEAM CONDENSER HE-33
51688             SEAL WATER COOLER HE-33
51689             SEAL WATER COOLER HE-33
51690             SEAL WATER FILTER FIL-3
51691             SEAL WATER FILTER FIL-3
51692             SEED TRANSFER TANK AGITATOR AG
51694             CONCENTRATOR TANK AGITATOR AG-
51695             SEED TRANSFER TANK VE-33
51697             K O  TANK AGITATOR AG-33
51698             K O TANK AGITATOR AG-33
51699             VACUUM PUMP & SEALS VP-33
51701             VACUUM PUMP & SEALS UP-33
51703             SEED TRANSFER PUMP PU-32
51704             SEED STRAINER ST-33
51705             SEED STRAINER ST-33
51706             BLOWDOWN TANK VE-33
51707             BLOWDOWN TANK VE-33
51708             VE-3384
51709             VE-3383
51710             VE-3382
51714             FORK LIFT TRUCK 169
51715             FORK LIFT TRUCK 122
51725             SALT BRINE TANK
51726             NASH VACUUM PUMP
51727             CENTRIFUGAL PUMP PV-404
51728             VAPOR LINE FILTER FIL3563
51729             VAPOR LINE FILTER FIL3561
51730             VAPOR LINE FILTER FIL3562
51731             SEAL WATER FILTER FIL-3
51732             SEAL WATER COOLER HE 3560
51733             VACUUM PUMP SEPARATOR TANK
51735             WASTE WATER PUMP PU-3561
51736             SEAL WATER PUMP PU-3560
51737             NASH VACUUM PUMP UP-3560
51739             SEAL WATER COOLER E-326
51740             INHIBITOR PUMP/W AGITATOR AND T
51741             SLURRY TRANSFER PUMP PU-40
51742             SEAL WATER COOLER E-316
51743             WASTE WATER PUMP PU 318
51744             SLURRY TRANSFER PUMP PU 40

                                    8 of 21

                                 Equipment List

                                    PVC ILLi

51745             SEAL WATER PUMP G-316
51746             SLURRY COOLER HE 400
51748             RVCM CONDENSER HE-3561B
51750             RVCM CONDENSER HE-3561A
51752             STRIPPER KNOCKOUT TANK VE-35
51754             SEAL WATER PUMP G-326
51755             RVCM CONDENSER E-328
51756             RVCM CONDENSER E-318
51757             VACUUM PUMP SEPARATOR TANK
51758             VACUUM PUMP SEPARATOR TANK
51759             STRIPPER KNOCKOUT TANK F-328
51760             NASH VACUUM PUMP C-326
51761             STRIPPER KNOCKOUT TANK F-318
51762             NASH VACUUM PUMP C-316
51763             COPOLYMER STRIPPING TANK F-403
51765             COPDYMER STRIPPING TANK F-402
51766             COPOLYMER STRIPPING TANK F-401
51792             PUMP
51793             PUMP (INSTALLATION)
51794             PUMP (ELECTRICAL POWER)
51795             WASTE WATER CLARIFIER #2
51796             MECHANICAL (CLARIFIER #2)
51802             OIL FILTRATION UNITS (4)
51820             VACUUM PUMP
51822             VACUUM PUMP
51824             CENTRIFUGAL PUMP MATER
51826             CENTRIFUGAL PUMP MATER
51833             TANK MASTER UNIT FOR C
51835             ATMOSPHERIC MIXING TANK 304 ST
51837             WITH AGITATOR 3/4 HP MOTOR
51839             CENTRIFUGAL PUMP SIZE 1X 1_
51843             SIGMA-10 UNIT
51845             AIR OPERATED PUMP DOUBLE DIAPH
51851             DIA-VAC PUMP FOR METHOD 106 TE
51865             AIR OPERATED DOUBLE DIAPHRAGM
51867             IN LINE WATER HEATER WITH STAI
51869             MOTOR 30HP 1725 RPM 230/460
51871             VACUUM JET EXHAUSTER SIZE 4 TY
51873             MOTOR 30 HP 1725 RPM 230/4
51875             STEAM JET EXHAUSTER
51877             OPEN IMPELLER CENTRI- FUGAL
51879             DUPLEX PUMP DIAPHRAGM TYPE
51881             STRAINER SIZE 3 WITH 5/16 PERF
51883             COMBUSTION OXYGEN ANALYZER FOR
51909             FUNDA FOAM UNITS
51910             PROVIDE AGITATORS FOR WASTE WA
51915             ECONOMIZER E-308B ENEREX 25
51917             HEATER ENEREX E308A 2572
51919             HEATER ENEREX E-308B PLANT

                                    9 of 21

                                 Equipment List

                                    PVC Illi

51921             SOOT BLOWER COPES-VULCAN PLA
51923             SOOTBLOWER COPES-VULCAN PLANT
51925             JACKET FABRICATE AND INSTAL
51927             JACKET BOILER #4 STEEL WIT
51933             INSULATION 30000 BARREL FUEL
51939             AERATOR SA-300-3 QUANTUM SE
51943             AGITATOR LIGHTNIN 821394
51945             AGITATOR LIGHTNIN 71S3 3 HP
51947             AGITATOR LIGHTNIN 71S3 3HP
51949             WATER TANK DI HOT 15'-0 OD
51965             EXTRUDER TEMP CONSOLE S/N 1224
51966             FLOTRAYS 8-5' & 10' FOR BULK
51967             CYCLOBLOWER WITH 75HP MOTOR
51968             BLOWER BARE
51984             PUMP VERTICAL TURBINE DEEP WEL
51986             PUMP VERTICAL TURBINE DEEP WEL
51988             PUMP SPARE FOR WELLS-WELL FI
51990             LIME FEEDERS TIMER CONTROLLER
51992             METER FOR DEKALB WATER SUPPLY
52006             ELECTRICAL WORK FOR WELLS 14
52022             FLOCCULATOR WITH 1/2 HP MOTOR
52043             SLURRY STRIPPER HEAT RECOVERY
52046             QUENCH INK INCINERATOR SPARE
52048             INCINERATOR SPARE COMPLETE WIT
52050             FOUNDATION FOR INCINERATOR
52052             BLOWER WITH 2HP MOTOR FOR SPAR
52054             HEAT EXCHANGER WITH ELECTROPOL
52066             ENGINE GAS POWERED FOR EMERGEN
52068             CHILLED WATER TO COILING COILS
52070             HOSES HIGH PRESSURE AND JETS T
52074             PUMP SPARE FOR WASTE WATER STR
52078             MAINTENANCE SHOP CRANE WELDER
52080             TRACTOR 1972 FORD 60H PT
52081             WATER BLASTER SERIES 8000 WET
52082             CHLORINATOR WALLACE TIERNAN GA
52083             TRACTOR BULK TRUCK WHITE
52085             TRANSMITTER TYPE KA12111 BAILE
52087             CYCLONE TO REMOVE SOLIDS FROM
52088             BLOWER ROOTS AIR LIFT FOR OXYG
52091             CAR WASH SYSTEM HOPPER
52109             GENERATOR EMERGENCY
52110             ROLL MILL-TWO Q-C LAB
52111             SPARE ROLL SET-LAB MILL  PD7-50
52113             OVERHAUL 9 DRYER CENTRIFUGE 3
52117             FOUNDATION AND PIPE SUPPORTS F
52119             FREEZER FOR PLANT 1 & 2 IN LP
52120             FREEZER FOR PLANT 1 & 2 IN LP
52129             OVERHAUL 10 DRYER CENTRIFUGE
52130             UPGRADE TANK F-101 FOR WASTE W

                                    10 of 21

                                 Equipment List

                                    PVC Illi

52131             PUMP TURBINE WITH MOTOR AND O-
52132             PUMP TURBINE WITH MOTOR AND O-
52133             PUMP TURBINE WITH MOTOR AND O-
52134             PUMP TURBINE WITH MOTOR AND O-
52135             PUMP TURBINE WITH MOTOR AND O-
52136             BLOWER CENTRIFUGAL
52137             LAPPING SEAL MACHINE 32 SPEED
52138             LAPPING SEAL MACHINE 24 SPITF
52139             DATA STATION SIGMA 15 N3340020
52141    FT1001   #1 CLARK FORK TRUCK FOR SITE
52144             CATHE ROCKFORD ECONOMY LATHE F
52149             FREEZER CHESTINITIATOR 7CUBIC
52157             PUMP UPGRADE VINYL ACETATE CHA
52159             PALLET PRESS IN PASTE PKG. (US
52163             SHAKER RO-TAP SIEVE WITH BUILT
52165             -AERATIRS AQUA-JET 5H.P.460
52167             ENCLOSURES RO-TAP SOUND FOR Q
52168             (5) LEVELER DOCK FOR PVC WAREH
52169             GLASSES SIGHT MONOMER UPGRADE
52173             LOADER WITH 72 BUCKET FOR TRAC
52174             MILLING MACHINE ADHOCK & SHIPL
52182             #1 PASTE RESIN BAGGER UPGRADE
52183             PASTE DRYER FEED TANK PD269001
52185             INCINERATOR QUENCH WATER HEAT
52186             BULK ACID SYSTEM-FIBERGLASS P
52188             STEAM COILS PD750151
52189             EQUIP TO IMPROVE LINE SLURRY P
52195             AIR PADS FOR SB-31 PD750221
52199             NEW KNOCK OUT TANK PD750261 MO
52200             NEW AGITATION SYSTEM PD 7-5028
52201             SPARE GANAJET PURCHASED PD7502
52202             PLASMA MACHINE PURCHASED PD750
52205             FILTER UNITS PURCHASED PD75033
52206             RADIO COMMUNICATION SYSTEM
52210             DUMPSTER CONCRETE WORK PD75038
52212             MOTORIZED OPERATORS PD750441
52214             BACKFLOW PREVENTOR PD750461
52216             SELF PRIMING PUMP PURCHASED PD
52218             PUMP FOR POTABLE PURCHASED PD7
52219             PORTABLE WELDER PD750521
52222             ABULK SOAP SYSTEM PD 2-6780 F
52223             GROUT TANK BOTTOMS-BULK SOAP 5
52224             TANK FOUNDATIONS BULK SOAP SYT
52225             REVISE NOZZLES ON NEW DRYER FE
52226             SPRAY NOZZELS-BULK SOAP SYSTEM
52247             PALLBITZER-AUTOMATIC PD 60910
52248             LAYER PUSHER-AUTOMATIC PALLETI
52253             ROTARY COMPRESSOR PD75005 HOUS
52254             SCREEN COMPRESSOR PD 7-5013

                                    11 of 21

                                 Equipment List

                                    PVC Illi

52255             SURGE TANK-CLARIFIED WATER PD
52260             CONVEYOR-ACCUMULATION SEMI
52261             PALLETIZER-SEMI BULK LOADING E
52262             SUPPORT SYSTEM-SEMI BULK LOADI
52263             COLLECTOR-SEMI BULK LOADING EQ
52266             KNOCK OUT TANK 304 S/S PD 7-50
52267             PALLET UNLOADER-SEMI BULK PD 8
52269             GRAVITY SECTION-SEMI BULK PALL
52270             CONVEYOR-ACCUMULATION-SEMI
52272             HOIST-COFFING-SEMI BULK PALLE
52276             STRETCH WRAP MACHINE-AUTOMATIC
52277             FORKLIFT TRUCK-RESINITE PVC RA
52291             METERING PUMP BFI PD60950 INCR
52292             METERING PUMP BFI-INCREMENTAL
52293             HEAT EXCHANGER-INCREMENTAL PAS
52295             DUCTWORK-GRINDER SYSTEM INSTA
52296             PRODUCT HOPPER-INCREMEN-TAL
52297             VCM WEIGH TANK SURGE VES-SEL
52298             REACTOR-5200 GALLON-INCREMENTA
52299             MIXER ASSEMBLY-INCREMEN-TAL P
52300             PUMP-POWER DYNAMICS-INCREMENTAL
52302             TANK-SKID GLASS LINED-IN-CREME
52303             TANK-EXPANSION-HORIZONTAL CYLI
52304             PUMP-CENTRIFUGAL-INCREMENTAL P
52305             PUMP-CENTRIFUGAL-INCREMENTAL P
52307             DISCHARGER-GYRATED BIN INCRE
52309             1988 CHEVY 1500 P/U SITE S/N 2
52310             CATHODIC PROTECTION SYS IN ELE
52312             GRINDER-SPARE PASTSE PD 7-5117
52322             EJECTOR MIXER-BULK LIME SLURR
52332             PUMP-LATEX TRANSFER-MOYNO-PAST
52334             -GRINDER LUBRICATION SYS-PD 8
52335             HOPPER-SEMI BULK LOADING EQUI
52337    FT1009   #9 Clark Fork Truck
52338             HOPPER-SEMI BULK PALLET UNLO
52340             WELDER-8 POSITION MILLER PD8-5
52343             AGITATOR SPEED VARI-DRIVE REAC
52345             STRAINER BOX-OXIGEST WINTER HA
52348             PROVOX SYSTEM ON REACTOR UNITS
52350             FLUSH SYS-REFLUX CONDENSER PD
52352             CENTRIFUGAL PUMP-GRUNDFOS-STEA
52353             CENTRIFUGAL PUMP-GRUNDFOS-STEA
52362             60HP VAR SPEED DRIVE-D 309 REA
52363             60HP VAR SPEED DRIVE-D 311 REA
52373             CATALYST ADDITION PUMP PD8-5
52374             CATALYST ADDITION PUMP PD
52375             CATALYST ADDITION PUMP PD 8
52376             CATALYST ADDITION PUMP PD
52377             CATALYST ADDITION PUMP PD 8

                                    12 of 21

                                 Equipment List

                                    PVC Illi

52378             CATALYST ADDITION PUMP PD 8
52385             WATER SOFTERNER-ILLI WATER TREA
52406             INJECTION TUBE ASSEMBLY REAC
52412             2500KVA TRANSFORMER BANK-REACT
52443             SCREEN BOWL CENTRIGURE-9FT DR
52444             CENTRIFUGE SYSTEM-9FT DRIER LI
52464             1989 FORD PICK-UP WATER PLT S/
52465             S/S REACTORS-PRELIMINARY CAP P
52466             REACTOR REPL PHASE II-ADD CAP
52468             PUMP-SUBMERISIBLE WELL # 12A PD
52475             WATER SOFTENER-SIMPLEX AUTOMAT
52477             BAGGER SCALE-VCM CHARGE TANK O
52478             CHECK WEIGHTER-VCM CHARGE TANK
52490             TANK-RECOVERY COMPR SEAL WATER
52491             TANK-RECOVERY COMPR SEAL WATER
52499             PUMP-GRUNDFOS-CONDENSER FLUSH
52504             FUNDAFOM DEFOAMING UNIT PD 9-0
52510             DUST COLLECTOR-BOTTOM PORTION
52523             BULK CYCLONE PD 9-0018
52526             DENSIFIER PD9-0018
52527             12 SCREW CONVEYOR W/SUPPORTS
52528             HYSTER LIFT TRUCK PD 9-0018
52540             2 PIPE-LOWER KO TANKS TO 3
52542             CONCRETE WASTE WATER TAHNK-1M G
52549             80000 GAL CONCRETE TANK @ NORT
52550             80000 GAS CONCRETE TANK @ PVC
52564             SUBMERISIBLE PUMP-GRUNDFOS-WATE
52571             HYSTER FORK LIFT TRUCK-WHSE &
52572             IMM GAL CONCRETE TANK-WASTE T
52573             IMM GAL CONCRETE TANK-WST TREA
52575             SWITCHMASTER TRACKMOBILE-MODE
52577             BLOWER PACKAGE RECEIVER BLOW T
52579             ELECTRICAL-MOC-STARTERS BREAKE
52584             SPOUTING SYSTEM--BUILK DUST ABA
52593             HYSTER LIFT TRUCK 2-0002
52595             INTERCEPTER PIT-RESIN SETTLEM
52609             STEAM JET VACUUM PUMP-REACTOR
52610             STEAM JET VACUUM PUMP-REACTOR
52616             YARD TRACTOR 2-0004
52633             -10' X 10' SEED STORAGE TANK 1
52636             AGITATOR-SEED STORAGE TANK 1-0
52652             S/S DRYER FILTERS & FRAMEWORK
52669             MVA CONCRETE PAD W/CURB PILAST
52670             CONCRETE BETWEEN MOTOR CONTROL
52672             GASOLINE STORAGE TANK PAD AT T
52673             CONCRETE PAD-WATER BLASTER & T
52698             BAG FLIPPER ASSEMBLY 2-0011
52704             COPOLYMER ANTIFOULANT EDUCTOR
52705             HYSTER LIFT TRUCK-SHIPPING ARE

                                    13 of 21

                                 Equipment List

                                    PVC Illi

52708             SHIPPING BAG LABELER CONSISTIN
52709             5000 GAL TANK-AQUATEC 8170
52710             6000 GAL CAUSTIC TANK (FIBERGL
52715             CENTRIFUGE SYSTEM-POWER & CONT
52732             RECOVERY SYSTEM COMPRESSOR REP
52737             PASTE AIR SLIDE BLOWER REPLACE
52739             RECOVERY CONDENSER REPLACEMENT
52740             UTILITY CHILLER CONTROLS-MOORE
52741             UTILITY CHILLER CONTROLS-MOORE
52746             MAINTENANCE MANLIFT
52754             SPARE SHARPLES GEARBOX
52765             COPOLYMER MAGNET
52772             SECONDARY CONDENSER IP 4-0031
52774             TRACKSCALE MODEL WLS-TD-115RE
52776             COPOLYNER VAPOR LINES
52777             RECOVERY GAS HOLDER BELL REPL
52778             BOILER FEED VARI DRIVE 5-0007
52781             COLOR INKJET PLOTTER 5-0280
52794             BRULE INCINERATOR CAPITAL REPA
52796             P FT. SECONDARY SIFTER IP5-001
52802             AIR COMPRESSOR IP5-0003
52803             AUTOMATIC SHORT STOP SYSTEM IP
52804             AGITATOR BAFFLE IP6-0009
52807             BULK BIN DUST COLLECTORS IP6-0
52810             GRINDER ROOM CHILLER IP6-0021
52812             9 FT. DUST COLLECTOR IP5-0004
52813             CHILLER HOTWELL IP5-0005
52815             W. PRIMARY CONDENSER REPL. IP6
52818             TANK FARM FILTER IP6-0003
52819             170 SEMI-BULK BAGS & STRIKE PL
52821             SLUDGE TRANSFER PUMP IP6-0014
52823             VACUUM STRIPPING SYSTEM IP7-00
52826             3000 GAL STAINLESS STEEL TANK
52827             3000 GAL STAINLESS STEEL TANK
52828             3000 GAL STAINLESS STEEL TANK
52829             3000 GAL STAINLESS STEEL TANK
52830             3000 GAL STAINLESS STEEL TANK
52848             SPRAY DRYER DUST COLLECTOR AIR
52849             SPRAY DRYER DUST COLLECTOR AIR
52850             SPRAY DRYER DUST COLLECTOR AIR
52851             SPRAY DRYER DUST COLLECTOR AIR
52853             CONVEYING DUST COLLECTOR AIRLO
52859             CONVEYING DUST COLLECTOR BIN K
52860             CONVEYING DUST COLLECTOR BIN K
52861             CONVEYING EXHAUSTER   ATTENUA
52862             PRODUCT DUST COLLECTOR EXHAUST
52863             PRODUCT DUST COLLECTOR EXHAUST
52864             PRODUCT DUST COLLECTOR EXHAUST
52865             PASTE RESIN BAG ATTENUATOR

                                    14 of 21

                                 Equipment List

                                    PVC Illi

52866             DRYER LUMP SCREEN UNIT
52867             VISCOSITY MODIFIER MIX TANK SC
52868             PASTE RESIN BAG PUT & TAKE SC
52869             SOLUTION WATER HEATER
52870             HOT CHARGE WATER HEATER
52871             HOT SOLUTION WATER PUMP
52872             SEAL WATER PUMP
52873             AMBIENT SERVICE WATER PUMP
52874             HOT CHARGE WATER PUMP
52875             SEED HOLDING TANK AGITATOR
52876             SETTLING AGENT MIX TANK AGITAT
52877             PRECON BLEND TANK AGITATOR
52878             PRECON BLEND TANK AGITATOR
52879             POSTCON BLEND TANK AGITATOR
52880             POSTCON BLEND TANK AGITATOR
52881             POSTCON BLEND TANK AGITATOR
52882             JACKET RECIRCULATING WATER PUM
52883             JACKET RECIRCULATING WATER PUM
52884             JACKET RECIRCULATING WATER PUM
52885             JACKET RECIRCULATING WATER PUM
52886             VCM WEIGH TANK SCALE
52887             VCM WEIGH TANK SCALE
52888             SEED WEIGH TANK SCALE
52889             SALT SOLUTION MIX TANK
52890             VCM WEIGH TANK
52891             EMUL SIFIER MIX TANK
52892             EMUL SIFIER MIX TANK
52893             EMUL SIFIER MIX TANK
52894             EMUL SIFIER MIX TANK
52895             INITATOR MIX TANK
52896             INITATOR MIX TANK
52897             INITATOR MIX TANK
52898             INITATOR MIX TANK
52899             VCM WEIGH TANK
52900             VCM WEIGH TANK
52901             BLOWDOWN TANK
52902             BLOWDOWN TANK
52903             RVCM KNOCKOUT TANK
52904             RVCM KNOCKOUT TANK
52905             RVCM COMPRESSOR SEAL WATER
52906             RVCM COMPRESSOR SEAL WATER
52907             RVCM RECEIVER
52908             SEED TRANSFER TANK
52909             HOT WATER SURGE TANK
52910             EMULSIFIER CON ADD PUMP
52911             EMULSIFIER CHARGE PUMP
52912             EMULSIFIER CON ADD PUMP
52913             EMULSIFIER CHARGE PUMP
52914             EMULSIFIER CON ADD PUMP

                                    15 of 21

                                 Equipment List

                                    PVC Illi

52915             EMULSIFIER CHARGE PUMP
52916             EMULSIFIER CON ADD PUMP
52917             EMULSIFIER CHARGE PUMP
52918             VCM CON ADD PUMP
52919             VCM CON ADD PUMP
52920             VCM CON ADD PUMP
52921             VCM CON ADD PUMP
52922             BLOWDOWN TANK TRANSFER PUMP
52923             BLOWDOWN TANK TRANSFER PUMP
52924             ANTI FOAM METERING PUMP
52925             ANTI FOAM METERING PUMP
52926             COMPRESSOR SEAL WATER PUMP
52927             COMPRESSOR SEAL WATER PUMP
52928             SEED TRANSFER TANK PUMP
52929             SEED HOLDING TANK PUMP
52930             PRODUCT HOPPER AIR SLIDE BLOWE
52931             PRODUCT HOPPER AIR SLIDE BLOWE
52932             PRECON BLEND TANK EXHAU
52933             PRECON BLEND TANK EXHAU
52934             LATEX CONCENTRATOR EXHAU
52935             LATEX CONCENTRATOR EXHAU
52936             LATEX CONCENTRATOR EXHAU
52937             POSTCON BLEND TANK EXHAU
52938             POSTCON BLEND TANK EXHAU
52939             POSTCON BLEND TANK EXHAU
52940             PASTE RESIN BAGGER EXHAU
52941             SPRAY DRYER EXHAUSTER
52942             CONVEYING DUST COLLECTOR EXHAU
52943             PRODUCT DUST COLLECTOR EXHAU
52944             PRODUCT DUST COLLECTOR EXHAU
52945             PRODUCT DUST COLLECTOR EXHAU
52946             REVERSE AIR SUPPLY FAN
52947             SPRAY DRYER SUPPLY FAN
52948             SPRAY DRYER
52949             SPRAY DRYER HEATER BANK
52950             SPRAY DRYER HEATER BANK OUTER
52951             SPRAY DRYER HEATER BANK
52952             SPRAY DRYER HEATER BANK
52953             VISCOSITY MODIFIER MIX TANK
52954             LATEX CONCENTRATOR TANK
52955             LATEX CONCENTRATOR TANK
52956             LATEX CONCENTRATOR TANK
52957             BAG REWORK HOPPER
52958             UNGROUND PRODUCT SURGE BIN
52959             PRODUCT HOPPER
52960             PRODUCT HOPPER
52961             PRODUCT HOPPER
52962             CONDENSATE FLASH TANK
52963             CONVEYING DUST COLLECTOR HOPPE

                                    16 of 21

                                 Equipment List

                                    PVC Illi

52964             CONDENSATE SURGE TANK
52965             CONDENSATE RETURN PUMP
52966             CONDENSATE RETURN PUMP
52967             SETTLING AGENT TRANSFER PUMP
52968             VISCOSITY MODIFIER TRANS
52969             LATEX CONCENTRATOR TRANS
52970             POSTCON LATEX TRANSFER PUMP
52971             VISCOSITY MODIFIER MIX TANK
52972             SPRAY DRYER FEED PUMP
52973             SPRAY DRYER FEED PUMP
52974             VACCUM CLEANING SYSTEM
52975             PASTE RESIN BAGGER DUST COLLE
52976             SPRAY DRYER HEATER PREFI
52977             SPRAY DRYER DUST COLLE
52978             CONVEYING DUST COLLECTOR
52979             PRODUCT DUST COLLECTOR
52980             PRODUCT DUST COLLECTOR
52981             PRODUCT DUST COLLECTOR
52982             PASTE RESIN BAGGER
52983             PASTE RESIN BAGGER
52984             DUAL DUMP SYSTEM
52985             PASTE RESIN BAG CHECK WEIGH SC
52986             PASTE RESIN BAG CHECK WEIGH SC
52987             PASTE RESIN BAGGER TAKE OFF C
52988             PASTE RESIN BAGGER TAKE OFF C
52989             PASTE RESIN BAG ACCUM
52990             PASTE RESIN BAG REJECT STRGE
52991             PASTE RESIN BAG PALLET TRF C
52992             PASTE RESIN BAG FLATTENER
52993             PASTE RESIN BAG SWIVEL STACK
52994             PASTE RESIN PALLET PLACER
52995             PASTE RESIN BAGGER FLUID
52996             PASTE RESIN BAGGER FLUID
52997             PRODUCT HOPPER AIR SLIDE
52998             PRODUCT HOPPER AIR SLIDE
52999             PRODUCT HOPPER AIR SLIDE
53000             UNGROUND PRODUCT SURGE BIN D
53001             UNGROUND PRODUCT SURGE BIN D
53002             UNGROUND PRODUCT SURGE BIN D
53003             POSTCON LATEX LUMPBREAKER
53004             GRINDER BEARING LUBRICATOR
53005             GRINDER BEARING LUBRICATOR
53006             GRINDER BEARING LUBRICATOR
53007             RESIN GRINDER
53008             RESIN GRINDER
53009             RESIN GRINDER
53010             GRINDER RESIN MICKRO-ATOMIZER
53011             AQUEOUS AMONIA BULK STORAGE TA
53012             AQUEOUS AMONIA BULK STORAGE TA

                                    17 of 21

                                 Equipment List

                                    PVC Illi

53013             VCM TRANSFER PUMP
53014             AQUEOUS AMONIA BULK STORAGE PU
53015             AQUEOUS AMONIA TRANSFER FILTE
53016             RCVM COMPRESSOR
53017             RCVM COMPRESSOR
53018             EMULSIFIER MIX TANK FUME EXHAU
53019             EMULSIFIER MIX TANK FUME EXHAU
53020             EMULSIFIER MIX TANK FUME EXHAU
53021             EMULSIFIER MIX TANK FUME EXHAU
53022             SALT SOLUTION MIX TANK EXHAU
53023             SEED TRANSFER TANK EXHAU
53024             SEED HOLDING TANK EXHAU
53025             POLYMERIZATION REACTOR
53026             INSTRUMENTATION UPGRADE-POLYME
53027             POLYMERIZATION REACTOR
53028             INSTRUMENTATION UPGRADE-POLYME
53029             POLYMERIZATION REACTOR
53030             INSTRUMENTATION UPGRADE-POLYME
53031             POLYMERIZATION REACTOR
53032             FLOWMETER 3 VORTEX FOR PASTE
53033             INSTR UPGRD-POLYMERIZATION REA
53034             REACTOR REFLUX CONDENSER
53035             RACTOR STEAM WATER MIXER
53036             REACTOR REFLUX CONDENSER
53037             REACTOR STEAM WATER MIXER
53038             REACTOR REFLUX CONDENSER
53039             REACTOR STEAM WATER MIXER
53040             REACTOR REFLUX CONDENSER
53041             REACTOR STEAM WATER MIXER
53042             VCM RECYCLE COOLER
53043             VCM RECYCLE COOLER
53044             VCM RECYCLE COOLER
53045             VCM RECYCLE COOLER
53046             COMPRESSOR SEAL WATER COOLE
53047             COMPRESSOR SEAL WATER COOLE
53048             RVCM CONDENSER
53049             RVCM CONDENSER
53050             CIRCULATING HOT WATER SURGE
53051             CIRCULATING HOT WATER PUMP
53052             EMULSIFIER MIX TANK AGITA
53053             EMULSIFIER MIX TANK AGITA
53054             EMULSIFIER MIX TANK AGITA
53055             EMULSIFIER MIX TANK AGITA
53056             INITIATOR MIX TANK AGITA
53057             INITIATOR MIX TANK AGITA
53058             INITIATOR MIX TANK AGITA
53059             INITIATOR MIX TANK AGITA
53060             SALT SOLUTION MIX TANK AGITA
53061             BLOWDOWN TANK AGITATOR

                                    18 of 21

                                 Equipment List

                                    PVC Illi

53062             BLOWDOWN TANK AGITATOR
53063             HOT WATER SURGE TANK AGITA
53064             EMULSIFIER FILTER
53065             EMULSIFIER FILTER
53066             EMULSIFIER FILTER
53067             EMULSIFIER FILTER
53068             INITIATOR FILTER
53069             INITIATOR FILTER
53070             INITIATOR FILTER
53071             INITIATOR FILTER
53072             VCM FINAL FILTER
53073             VCM FINAL FILTER
53074             VCM FINAL FILTER
53075             VCM FINAL FILTER
53076             VCM PREFILTER
53077             VCM FILTER
53078             VCM FILTER
53079             COMPRESSOR SEAL WATER FILTE
53080             COMPRESSOR SEAL WATER FILTE
53081             CONDENSER VENT FILTER
53082             CONDENSER VENT FILTER
53083             CONDENSER VENT FILTER
53084             CONDENSER VENT FILTER
53085             CONDENSER VENT FILTER
53086             CONDENSER VENT FILTER
53087             CONDENSER VENT FILTER
53088             CONDENSER VENT FILTER
53089             BLOWNDOWN TANK LUMP BREAK
53090             VCM WEIGH TANK SCALE
53091             VCM WEIGH TANK SCALE
53092             SEED STRAINER
53093             SEED STRAINER
53094             BLOWDOWN TANK LUMP BREAK
53095             VCM WEIGH TANK
53096             SEED HOLDING TANK
53097             SEED WEIGH TANK
53098             SETTLING AGENT MIX TANK
53099             PRECON BLEND TANK
53100             PRECON BLEND TANK
53101             POSTCON BLEND TANK
53102             POSTCON BLEND TANK
53103             POSTCON BLEND TANK
53104             AMBIENT SERVICE WATER STORA
53105             AIR RECEIVER
53106             PVC EXPANSION FINAL CLOSI
53107             BALANCE SEPARATOR
53108             BALANCE SEPARATOR PART OF 402
53109             INDIVIDUAL PAGING SYSTEM
53110             MONSANTO TECHNOLOGY

                                    19 of 21

                                 Equipment List

                                    PVC Illi

53112               BAG IMPRINTER MODEL A MARSH
53113               S/B TANK 24000 GAL F-419
53114               S/B TANK AGITATOR G-420 S/N 7
53139               AGITATOR SLURRY PIT S/N 120-1
53142               TRACKMOBILE
53150               RAIL CAR UNLOADER-PORTABLE
53299               SCANSTAR COMPUTER-IN COLUMBUS
53301               EXPANSION-INCREMENTAL PASTE
63441               10 FT.DRYER DUST COLLECTOR
63442               GEARBOX:#2 COLD LIME SOFTNER
63443               SOLID STATE DRUM LEVEL CONTROL
63449               PURCHASE NEW FORK TRUCK
63451               MANWAY LID IMPROVEMENTS
63452               10 DRYER SPARE FEED PUMP
63453               REACTOR BAFFLE AND SHAFT
63456               REPLACEMENT DEMINERALIZER
63469               PERMANENT AIR HANDLER
63471               INCINERATOR DETONATION ARRESTE
63472               B/R CHARGE WATER COOLING
63476               PASTE STEAM COILS
63478               PASTE REACTOR CLEANWALL INJECT
63556               VCM EMERGENCY SWITCH SYSTEM
63727    F420       10 Centrifuge Feed Tank
63791    EG500      #17 W/P Emergency Generator
63792    A811       Tank Farm Pump House
64067    VE3558B    TERTIARY VCM CONDENSATE TANK
65205    ILLTP001   Diliopolis Telephone System
65246    HE3558A    Seal Water Cooler
65247    CO3558     Tertiary VCM Compressor
65248    HE3558B    Tertiary VCM Condenser
65249    VE3558A    Seal Water Tank
65278    DC4020     13' Dust Collector
65279    DC4021     Dust Transfer System Filter
65280    EX4021     Dust Transfer System Exhauster
65309    ST9000     Stripper Column
65679    BA4293     North Bulk Bagging Station
65680    BA4294     South Bulk Bagging Station
81456    95TM       95TM TRACKMOBILE
81563    CO3555     WEST RECOVERY COMPRESSOR NASH
81573    D301       REACTOR
81574    D302       REACTOR
81575    D303       REACTOR
81576    D304       REACTOR
81577    D305       REACTOR
81578    D306       REACTOR
81579    D307       Reactor
81580    D308       REACTOR
81581    D309       REACTOR
81582    D310       REACTOR

                                    20 of 21

                                 Equipment List

                                    PVC Illi

81583    D311       REACTOR
81584    D312       REACTOR
81586    D314       REACTOR
81589    D317       REACTOR
81590    D318       REACTOR
81658    F402       SLURRY BLEND TANK
81659    F403       SLURRY BLEND TANK
81660    F404       SLURRY BLEND TANK
81880    PU3500     CLARIFIED WATER PUMP
81948    VE3552     YARD KO TANK
81957    VE3557A    EAST COMP SEAL WATER TANK
81976    BL4009A    EAST CONVEYING BLOWER
82006    FI3 111    SLURRY TRANSFER SCALPING FILTE
82097    PU3109     PVA TRANS. PUMP-GP 3196ST 1X1
82140    RD4003     PVC ll 13' DRYER
82142    RE3001     REACTOR
82145    RE3002     REACTOR
82147    RE3003     REACTOR
82149    RE3004     REACTOR
82163    SC4008A    PRATER SIFTER(SE) (#1)
82186    VE15105    WASTE WATER TRANSFER TANK
82206    VE3114B    MIDDLE RVCM TANK
82312    DC4290     PASTE RESIN BAGGER DUST COLLEC
82593    VE3385     SEED TANK
82749    NC15011    Trane Incinerator
82809    SB6001     #3 BOILER
82811    SB6002     #4 BOILER
82837    VE15011    INCINERATOR QUENCH TANK

                                    21 of 21

                  SCHEDULE 2.1(c) - LIST OF OFFSITE WAREHOUSES

     All offsite warehouses, consignment sites or other locations storing products manufactured at the Illiopolis Plant:

1. Young's Warehouse, Illiopolis, Illinois (considered to be an extension of __-site warehouse)
2.   PDI Terminal Montreal, Quebec, Canada
3.   Delaware Express Termina1, Edgemoor, Delaware
4.   Bulkmatic Terminal, Doraville, Georgia
5.   Miller Truckline Terminal, Stroud, Oklahoma
6.   Specialized Transportation Services Terminal, Greenville, Tennessee
7.   Titan Logistics Terminal, Stillwater, Oklahoma
8.   EAR, Indianapolis, Indiana (consignment)
9.   Bemis, Shirley, Massachusetts (consignment)

                       SCHEDULE 2.1(d) - ASSUMED CONTRACTS

1.   Water Supply Agreement with Village of Illiopolis dated February 1, _____
2. Letter from DOMCO Tarkett, Inc. regarding contract for copolymer __________ October 24, 2001.
3. Contract Extension Agreement with Minnesota Mining and Manufacturing Company (3M) dated January 14, 2000 extending November 14, 1996 Purchase Agreement.
4. Confirmation of Sales Agreement with Wexford International Inc. dated April 30, 2001 re: sale of Borden Chemical and Plastics Operation Limited Partnership _____ material to Radiator Specialty.
5.   Sales Agreement with Sunnex Corporation dated September 10, 2001.
6.   Sales Agreement with EFTC dated June 25, 2001.
7.   Sales Agreement with Interface Flooring Systems Inc. dated October 19,
     2000.
8. Environmental Indemnity Agreement between Borden Chemicals and Plastics Limited Partnership, Seller, and Borden, Inc., dated July 28, 1999.
9. Environmental Indemnity Agreement between Borden Chemicals and Plastics Limited Partnership, Seller, and Borden, Inc., dated November 30, 1987.
10. Sales Agreement dated March 20, 1996 between Aventis Rhone Poulenc and Borden Chemicals And Plastics Operating Limited Partnership.

                            SCHEDULE 2.1(e) - PERMITS

1. Illinois Environmental Protection Agency, National Pollution Discharge Elimination System Permit No. IL0001350, issued September 24, 1991, with October _4, 1996 expiration date. New application submitted on April 26, 1996 still pending.

2. Illinois Environmental Protection Agency, Water Pollution Control Permit No. 1997-SC-4302, issued July 17, 1997, with July 1, 2002 expiration date.

3. Illinois Environmental Protection Agency, PVC Manufacturing Facilities Operating Permit, Application No. 82060050, I.D. No. 167812AAG, issued April 14, 1999, with January 11, 2001 expiration date. Clean Air Act Title V permit submitted on March 7, 1996 still pending.

4. Illinois Environmental Protection Agency Division of Water Pollution Control, National Pollutant Discharge Elimination System Reissued Permit no. IL0042366, issued July 27, 1999;

5. Illinois Environmental Protection Agency, Water Pollution Control Permit no. 2000-SC-1733, issued November 15, 2000;

6. Illinois Environmental Protection Agency, Joint Construction and Operating Permit Application no. 99070006, issued October 4, 1999;

7. Illinois Environmental Protection Agency Joint Construction and Operation Permit. Application no. 94040045, issued May 17, 1994.

                        SCHEDULE 2.1(f) INTANGIBLE ASSETS

     Any and all (a) business information (including pricing and cost information, business and marketing plans and customer and supplier lists); (b) know-how (including manufacturing and production processes and techniques and research and development information); (c) industrial designs, drawings and blueprints and product specifications; (d) operating manuals; (e) databases and data collections; (f) computer software, subject to the terms of any license granted to Seller; and (g) copies and tangible embodiments of any of the foregoing which are used in the operations of the Business as of the Closing Date and those same types of materials, including proprietary suspension agents technology which have historically been used as or which are solely related to the Business as of the Closing Date.

                       SCHEDULE 2.1 (i) RESEARCH EQUIPMENT

          All research equipment related to the products manufactured at the Illiopolis Plant and located at Geismar, Louisiana:

1. One-Gallon S.S. Mini Reactor - Used for Dispersion resin development work. Equipped with computer controls to monitor continuous addition of VCM, Initiator and Soaps based on BTU (Conversion). Cooling supplied by a separate chiller.
2. Fifteen Gallon S.S. Reactor - Used for Copolymer, Blending resin and other specialty resin suitable for Illiopolis development 50% of the time. Equipped with automatic reactor and condenser temperature control. Cooling supplied by a rental chiller.
3.   Centrifuge - Used in conjunction with the fifteen-gallon reactor.
4.   Misc. VCM and VAM addition bombs and scales.
5.   Niro pilot scale spray dryer for Dispersion resins.
6.   Mikro pulverizer grinder for dispersion resin.
7.   CPSM - Particle size analyzer for dispersion resin.
8.   CPS - Particle size analyzer for dispersion latex development work.
9.   Latex Sonifier used in conjunction with CPSM for PSD measurements.
10.  Brinkman Brookfield Viscometer
11.  Bench Scale fluid bed dryer for Copolymer & Blending resin.
12.  Quincy Convection Oven
13.  Misc. Hot plates stirrers, glassware, etc.
14. Coulter Counter - Particle size distribution for paste, blending and suspension resins.
15. Microscopy - Optical and Scanning Electron Microscope (SEM) with photographic capabilities. Major use is for morphology and size analysis.
16.  Premier model 2000 lab dispersator - plastisol mixing
17.  Rheostat - plastisol mixing
18. 2 Gra-Lab model 171 Universal Timers - plastisol mixing, air release timing, film casting, chart heat stability, etc.
19.  2 1000 ml Pyrex beakers - height of rise
20.  2 Vacuum Pumps - Air release, height of rise, film casting
21.  2 Pyrex desiccating bells with wire cages - Air release, height of rise
22.  2 Hobart low shear mixers - plastisol mixing
23.  Electronic balance model FX3000 - plastisol mixing, bulk density, etc.
24.  Electronic balance model FX6000 - plastisol mixing, bulk density, etc.
25.  Brookfield Viscometer with spindles - Brookfield viscosity
26.  2 Hegman fineness of grind gages and knife - Hegman fineness of grind
27.  Gel point Apparatus - gelation point
28.  Hotplate - gelation point
29.  Pocket probe pyrometer - gelation point
30.  Precision Quincy Corp Oven - film casting, heat stability
31.  Gardner knife #239 (14cm) - film casting
32.  Gardner knife #910 (21.5cm) - film casting
33.  Bird vacuum plate - film casting
34.  CSI calibrated micrometer - blow ratio on foams
35.  Triple beam balance - severs viscosity
36.  Severs Extrusion rheometer - severs viscosity

37.  Digital stopwatch - severs viscosity, huff ring test, etc.
38.  Huff ring apparatus - huff ring test
39.  Fisher Isotemp Circulator - water bath
40.  Water chiller - water bath
41.  Water bath (green tub) - water bath
42.  Ferro plates - film casting
43.  Glass plates - film casting
44.  Leneta paper - film casting, haze, gloss
45.  Release paper - film casting, color
46.  BYK-Gardner gloss meter - film gloss
47.  C.W. Brabender Aqua Tester - % moisture

              SCHEDULE 2.4(d) - FORM OF ESCROW AND TRUST AGREEMENT

                           TRUST AND ESCROW AGREEMENT

     This Trust and Escrow Agreement ("Agreement") is entered into this ___ day of ____________, 2002, by and between Borden Chemicals and Plastics Operating Limited Partnership ("BCP"), Formosa Plastics Corporation, Delaware ("Formosa"), and Wilmington Trust Company (as escrow agent hereunder "Escrow Agent").

                                    RECITALS

A. BCP and Formosa are parties to a certain Asset Purchase Agreement dated as of March 7, 2002 (the "APA"), wherein BCP has agreed to sell, and Formosa has agreed to purchase, certain assets associated with a polyvinyl chloride resin manufacturing facility located in Illiopolis, Illinois.

B. Section 2.4(d) of the APA requires Formosa to deposit with BCP earnest money in the amount of $1,000,000 (the "Earnest Money Deposit"). BCP, together with its subsidiary, BCP Finance Corporation, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") under Bankruptcy Case Number 01-1268 (RN) (the "Bankruptcy Case"). Accordingly, the APA provides that the Earnest Money Deposit does not constitute an asset of BCP and is to be held in trust and escrow in a separate interest-bearing account containing no other funds of BCP pursuant to a trust and escrow agreement pending the closing of the transaction set forth in the APA.

C. Pursuant to the provisions of the APA, Formosa and BCP have requested Escrow Agent hold in escrow in accordance with the provisions of the APA and this Agreement the Earnest Money Deposit and the earnings thereon, as further provided herein and to act as Escrow Agent hereunder.

D. Escrow Agent is willing to hold the Earnest Money Deposit and the earnings thereon in accordance with the provisions of the APA and this Agreement and to act as Escrow Agent hereunder.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. BCP and Formosa hereby appoint Wilmington Trust Company as the Escrow Agent hereunder subject to and in accordance with the provisions of this Agreement, and Escrow Agent accepts such appointment and agrees to act a Escrow Agent hereunder, subject to and in accordance with the provisions of this Agreement.

     2. Establishment of Escrow Account. Escrow Agent agrees to receive the Earnest Money Deposit from Formosa and agrees to hold, invest and disburse the Earnest Money Deposit and the earnings thereon in escrow, subject to and in accordance with the provisions of this Agreement.

     3. Deposit: No-Commingling

          (a) Concurrently with the execution of this Agreement, Formosa a has deposited the Earnest Money Deposit directly with the Escrow Agent. The Earnest Money Deposit will be held in trust and maintained in a separate interest-bearing deposit account maintained at the Escrow Agent (the "Trust Account"). The Trust Account will contain no funds other than the Earnest Money Deposit and interest earned thereon. The funds in the Trust Account will not be utilized, released, disbursed or relinquished except in strict accordance with the terms of this Agreement.

          (b) The Escrow Agent shall invest the Earnest Money Deposit Property in Eligible Investments, pursuant to and as directed by the written instruction Of BCP. "Eligible Investments" shall mean (i) obligations (including certificates of deposits and banker's acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000 or (ii) investment in the Escrow Agent's U.S. Treasury Securities Money Market Fund. If otherwise qualified, other obligations of the Escrow Agent or any of its, affiliates shall qualify as Eligible Investments. All earnings received from the investment of the Earnest Money Deposit shall be credited to, and shall become a part of, the Trust Account. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

     4. Trust Funds: Waiver of Setoff Rights. Escrow Agent hereby acknowledges receipt of the Earnest Money Deposit and agrees that the Earnest Money Deposit and all interest earned thereon are trust funds to be held and delivered pursuant to the terms of this Agreement. Escrow Agent hereby waives any and all rights of setoff or counterclaim against the funds in the Trust Account. BCP acknowledges that the funds in the Trust Account do not constitute an asset of BCP and are not subject to the claims of any creditor of BCP in BCP's Bankruptcy Case.

     5. Disbursement of Earnest Money Deposit. The Earnest Money Deposit, together will all interest earned thereon, will be disbursed from the Trust Account as follows:

          (a) To BCP (i) upon consummation of the transactions contemplated by the APA pursuant to Section 2.6 of the APA or (ii) pursuant to Section 9,4(b) of the APA.

          (b) To Formosa, if the APA is terminated pursuant to Section __ thereof, or if Formosa exercises its remedy pursuant to Sections 9.2 or 9.4(a) of the APA.

     6. Disbursement Procedure. Upon the occurrence of any one of the events described in paragraph 5 foregoing, the party entitled to receive the Earnest Money Deposit will provide written notice to the Escrow Agent and the other party requesting disbursement of the Earnest Money Deposit and all interest earned thereon. Unless the Escrow Agent is notified by the other party within five (5) days that such other party contests the claiming party's right to receive the Earnest Money Deposit, the Escrow Agent shall disburse the Earnest Money Deposit, together with all interest earned thereon, to the claiming party on the fifth (5th) day after receipt of the request. If either BCP or Formosa claim entitlement to the Earnest Money Deposit, and the other party contests such claimant's right to the same, the contesting party shall notify the Escrow Agent in writing of the contested claim before the expiration of said five (5) day period, in which event the Escrow Agent will not disburse the Earnest Money Deposit to the party until the dispute is resolved by the Bankruptcy Court. If the disbursement is contested as herein described, upon resolution of the dispute by the Bankruptcy Court, the Escrow Agent will disburse the Earnest Money Deposit, together with interest earned thereon, to the party identified as the proper recipient thereof by the Bankruptcy Court.

     7. Rights of Escrow Agent. In performing its duties hereunder, the Escrow Agent shall not incur any liability to anyone for damages, losses, or expenses except for willful misconduct or gross negligence, and accordingly:

          (l) The Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. The Escrow Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or be a trustee for or have any fiduciary obligation to any party hereto.

          (2) The Escrow Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Escrow Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Escrow Agent was grossly negligent in ascertaining the pertinent facts.

          (3) The Escrow Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance this Agreement.

          (4) None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

          (5) The Escrow Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (6) The Escrow Agent may consult with counsel and the advice or any opinion of counsel shall be full and compete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

          (7) The Escrow Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

          (8) The Escrow Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians econominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed

          (9) Formosa and BCP agree to equally share the cost of and to pay the Escrow Agent's compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit A and made a part hereof.

          (10) The provisions of this Section shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

     In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits).

     8. Indemnity: BCP and Formosa hereby jointly and severally agree to indemnify the Escrow Agent from and against any claims or expense that the Escrow Agent may incur in performing its duties hereunder provided that the Escrow Agent complies with its obligations under this Agreement.

     9. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile) and shall be given:

               if to BCP to:

                    Borden Chemicals and Plastics Operating Limited Partnership Hwy. 73
                    Geismar, Louisiana 70734
                    Facsimile: (225) 673-0626
                    Attention: Mark J. Schneider

               with a copy to:

                    Jones, Day, Reavis & Pogue
                    3500 SunTrust Plaza
                    303 Peachtree Street, N.E.
                    Atlanta, Georgia 30308
                    Facsimile: (404) 581-8330
                    Attention: Neil P. Olack, Esq.

                    And to:

                    Goldberg, Kohn, Bell, Bleck, Rosenbloom & Moritz
                    55 E. Monroe Street
                    Suite 3700
                    Chicago, Illinois 60603
                    Facsimile: (312)-332-2196
                    Attention: Alan P. Solow, Esq. and Dimitri G. Karca__s, Esq.

               if to Formosa to:

                    Formosa Plastics Corporation, Delaware
                    9 Peach Tree Hill Road
                    Livingston, N.J. 07039
                    Facsimile: (973)-716-7483
                    Attention: Robert Chou, Senior Vice President

               with a copy to:

                    Klett, Rooney, Lieber and Schorling, P.C.
                    The Brandywine Building
                    1000 West Street, Suite 1410
                    Wilmington, DE 19801
                    Facsimile: (302) 552-4295
                    Attention: Mark J. Gundersen, Esq.

               if to Escrow Agent to:

                    Wilmington Trust Company
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, DE 19890
                    Attention: Corporate Custody
                    Facsimile: (302) 651-1908

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party to this Agreement. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this paragraph 9 and the appropriate confirmation is received, or (ii) if given by any other means, when delivered at the address specified in this paragraph 9.

     10. Binding Obligations. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, personal representatives and assigns.

     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which together shall constitute a single agreement.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principle of conflicts of laws thereof. This Agreement is also subject to any applicable order or act of the Bankruptcy Court. In the event either party shall institute a legal action as a result of the default in the other party's performance under this Agreement, any such action shall be brought exclusively in the Bankruptcy Court which shall retain exclusive jurisdiction with respect to the interpretation, performance, and enforcement of this Agreement.

     13. Termination. This Agreement shall automatically terminate upon the distribution of all the Earnest Money Deposit and all interest thereon.

     14. Execution in Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

                                            BORDEN CHEMICALS AND PLASTICS
                                            OPERATING LIMITED PARTNERSHIP


                                            By: BCP Management, Inc.,
                                                Its General Partner


                                            By:
                                               ---------------------------------
                                            Name/Title:
                                                       -------------------------


                                            FORMOSA PLASTICS CORPORATION,
                                            DELAWARE


                                            By:
                                               ---------------------------------
                                            Name/Title:
                                                       -------------------------

                                            ------------------------------------


                                            WILMINGTON TRUST COMPANY


                                            By:
                                               ---------------------------------
                                            Name/Title:
                                                       -------------------------

                                     SCHEDULE OF FEES

Setting up Escrow Account                   $1,000

Annual Fee                                  $2,500

                          SCHEDULE 3.2 - CURE PAYMENTS

NONE

                SCHEDULE 4.4 -- PERMITTED LIENS ON REAL PROPERTY

1. Document #365846 -- Illinois Power Co. Easement for electric substation. Book 678 Page 305.
2. Document #306540 -- Easements for Illinois Power Co. Location of easements unknown. Location cannot be determined from recorded documents. Book 589 Page 837.
3. Document #285976 -- Illinois Power easement. (Note: title comm. refers to doc. #285975 which appears to be a misprint.) Book 553 Page 88.
4. Document #306235 -- Illinois Power Co. easement for pipeline. Book 589 Page 380.
5.   Document #365845 -- Three easements to Illinois Power Co. Book 687 Page
     301.
6. Document #231750 -- Easement along north and south roadway for Illinois Power Co. Book 390 Page 143.
7.   Document #369757 -- Three easements to Illinois Power Co. Vol. 683 Page
     890.
8. Document #309300 -- Easement for Commonwealth Edison Co. transmission online. Book 593 Page 931.
9. Document numbers 306235 and 309300. Also refers to document #33706_ which is easement for 20 foot easement centering on "existing" power lines. Exact location not known and not established from field information. Also refers to document #287983 which is a 10 foot easement for sewer drain.
10. Documents #228766, 235868, and 228820. Restrictions for U.S.A. filed for property released from Sangamon Ordinance Plant. Restrictions include maintenance of "Victory Road" and are not noted on plat.
11. Instrument dated March 9, 1896 and recorded March 10, 1896 in book 123 of mortgages pg. 637 is document allowing 10" field tiles over southeast quarter section _1.
12.  Document #287983 -- 10 foot easement for sewer drain.
13. Document #60849 -- Easements for 10" field tile over part of southeast quarter of section 11. Book 557 Page 272.
14. Document #239022 -- Easement for use of "Victory Road" and railroad siding track.
15. Document #241131 -- Easement for use of "Victory Road." (Note: title co__. refers to doc. #341131 which appears to be a misprint.)
16. Document #328270 -- reservation of use of switches, siding, etc. Also restriction on production or sale of agricultural chemicals and fertilizers. Book 622 Page _24
17. Document #335661 -- Restriction of sale of agricultural chemicals and fertilizer.
18. Document #577732 -- Appears to be within the west half of section 11-16-__ third principal meridian, Sangamon County.
19. Documents #247356 and 232951 -- Deeds from U.S.A. to State of Illinois ___ various roads constructed in Townships 17 and 16 north and range 2 west of the third principal meridian, Sangamon County, IL. Originally part of Sangamon Ordinance Plant. Book 396 Page 167.
20.  Document #86979 refers to the following:
     1.   Document #367822 -- 20 foot easement to Illinois Power Co.
     2. Document #75159 and 75160 -- field tile agreements for installation of 12" and 15" field tiles in south half of section 11. (Ref. Book 144 of Mortgages, Page 521.)
     3.   Document #317083 -- Easement for ingress and egress along "Victory
          Road."

     4. Document #366009 -- (Reference Book 678, Page 528) describes 100 foot strip (known as Victory Road). Deeded by quit claim October 4, 1974
     5. Document #467129 -- indicates a quit claim deed to Illinois Power Co. 45 by 100 feet lying directly west of the "not included" parcel in the southeast corner of the northeast quarter of section 11.
21. Document #311009 easement made by Delcalb Agricultural Association, Inc., to Illinois Power Company, dated August 5, 1965 and recorded October 13, 1965 in Book 596 Page 512 for purpose of constructing/maintaining a 30 inch pipe line.
22. Document #337067 -- 20-foot easement centering on existing power lines Exact location not known and not established from field information.
23. Document #311100 conveys to Illinois Power Company a parcel 45' x 10_' parcel.

                  SCHEDULE 4.7 -- VIOLATIONS OF LAWS OR PERMITS

1. There is a potential NESHAP enforcement action pending with the IEPA. Two VCM releases in 1999 have been combined with two later releases to form this potential action. BCP has met with IEPA on several occasions with no final Agency action at this time.

2. There was a notice of violation resulting from a hazardous waste inspection in September, 2001. A subsequent meeting with IEPA resulted in verbal notice that no further action is expected.

3. Certificate of Publication dated January 27, 2000, for failure to submit source water and optimal corrosion control treatment recommendation as required by USE_A Lead Rule.

4.   IEPA Notice of Violation UU -- 1999 -- 00224 dated September 27, 1999.

5.   IEPA Notice of Violation A -- 2001 -- 00085 dated April 27, 2001

6.   IEPA Notice of Violation A -- 1999 -- 00259 dated August 2, 1999

7.   IEPA Notice of Violation A -- 2000 -- 00147

8.   IEPA Notice of Violation L -- 2001 -- 01380 dated November 2, 2001

9.   IEPA Notice of Violation EPA I.D. No.: ILD 005 158 548 dated August 22,
     2000.

                 SCHEDULE 4.8 - PENDING OR THREATENED LITIGATION

     1. Dyer, James v. BCP; Index No. 01-CV-3016 (1/17/01), U.S. Dist. C_. Cert. Dist. Of Illinois. (Acquiror shall not assume any obligation or liability for this action.)

     2. In re Borden Chemicals and Plastics Operating Limited Partnerships, et al; Case Nos. 01-1268; Motion of Congoleum Corporation for an Order
          (i) Authorizing Congoleum to Cancel Its Supply Contract with the Debtor, or Alternatively (ii) Vacating the Automatic Stay and Compelling Immediate Rejection of the Supply Contract.

                        SCHEDULE 4.10 - EMPLOYEE BENEFITS

Union Employees

     a.   Life Insurance (wADB) Employee, Spouse, Child
     b.   Short Term Disability
     c.   Long Term Disability
     d.   Medical Benefits
     e.   Dental Benefits
     f.   Associate Savings Plan (401k)
     g.   Retirement Income plan (Pension)
     h.   Life Insurance - Cancer Only - $25,000 coverage on each employee
     i.   Vacation - per union contract
     j.   Holidays - per union contract - 12 days
     k.   Bereavement Pay
     1.   Employee Assistance Program (EAP)
     m.   Safety shoe Plan - $100 allowance
     n.   Tool allowance - $70.00
     o.   Safety Glasses Program

Salaried Employees

     a.   Life Insurance - Employee, Spouse, Child
     b.   Accidental Death & Dismemberment Insurance
     c.   Business Travel Insurance
     d.   Salary Continuance (STD)
     e.   Long Term Disability
     f.   Medical Benefits
     g.   Dental Benefits
     h.   Cash Account Plan (Pension)
     i.   Retirement Savings Plan (401k)
     j.   Vacation - 0-4 years - 10 days
                         January 1 of year 5 - 15 days
                         January 1 of year 10 - 20 days
                         January 1 of year 20 - 25 days
     k.   Holidays - 12 days
     1.   Employee Assistance Program (EAP)
     m.   Safety shoe Plan - $100 allowance
     n.   Safety Glasses Program

                      SCHEDULE 4.11- ENVIRONMENTAL MATTERS

a)   None

b)   None

c)

1.   Water Issues

Certificate of Publication dated January 27, 2000 for failure to submit source waiver and optimal corrosion control treatment recommendation as required by USEPA Lead Rule;

Illinois EPA Notice of Violation W-1999-00224 dated September 27, 1999.

2.   Air Issues

Illinois EPA Notice of Violation A-2001-00085 dated April 27, 2001;

Illinois EPA Notice of Violation A-1999-00259 dated August 2, 1999;

Illinois EPA Notice of Violation A-2000-00147.

3.   IEPA RCRA Issues

Illinois EPA Notice of Violation L-2001-01380 dated November 2, 2001.

4.   EPA RCRA Issues

USEPA Notice of Violation EPA I.D. No.: ILD 005 158 548 dated August 22, 2000.

d)

1. There is a potential NESHAP enforcement action pending with the IEPA. Two VCM releases in 1999 have been combined with tow later releases to form this potential action. BCP has met with IEPA on several occasions with no final Agency action at this time.

2. There was a notice of violation resulting from a hazardous waste inspection in September, 2001. A subsequent meeting with IEPA resulted in verbal notice that no further action is expected.

3. Phase II Environmental Assessment - Geotechnology Report No. 062450 dated January 15, 2002.

e) Naphtha tank removed in the 1960 - 1970 period. There are no records of this tank at the Illiopolis Plant.

                           SCHEDULE 4.13 - CUSTOMERS

Contracts
Congoleum Corporation
Mannington Resilient Floors
Domco Inc Floor Products
Seaman Corporation
BASF Corporation
PolyOne Plastic Compound & Colors
Interface Flooring Systems Inc
Sherwin Williams Company
E-A-R Specialty Composites
Sunnex
Aventis Crop Science
Henkel Surface Technologies
Rutland Plastic Technologies
DIAB Inc.
Bemis Associates Inc
Minnesota Mining & Mfg Co Inc

Spot basis
Armstrong World Industries
Eftec North America LLC
Belt Concepts of America, Inc.
Marchem DuBlon, Inc.
Calhoun Plastics & Chemicals, Inc.
Nan Ya Plastics Corp. USA
Valspar Corporation
White Cap Inc
Reeves Brothers Inc.
Bradford Industries Inc
Uniroyal Engineered Products
Lakeside Plastics Corp
Pandel Chemical
The Oak Rubber Co
Champion Laboratory Inc
Textron Automotive Company
Brentwood Industries Inc
Textileather Corp
Apache Mills Inc
Scandura Inc
Loes Enterprises
Thermoclad Co Inc
Saint - Gobain Performance Plastics
Riverdale Mills Corp
W R Grace & Co

Penn Color Inc
Plasti Dip International
Bruin Plastic Co Inc

                   SCHEDULE 6.4 - EMPLOYEE SEVERANCE BENEFITS

Exempt Employees
--------------------
Name           Total
----   -------------
1      $   16,447.54
2      $   42,002.73
3      $   20,598.30
4      $   31,761.68
5      $   20,000.93
6      $   45,564.50
7      $   22,500.00
8      $   73,667.91
9      $   31,810.52
10     $   16,848.00
11     5   50,988.64
12     $   27,709.15
13     $   73,155.15
14     $    9,922.50
15     $   37,324.80
16     $   23,989.50
17     $   37,494.90
18     $   28,820.53
19     $   36,585.00
20     $   37,622.62
21     $   65,498.34
22     $   62,131.05
23     $   28,223.35
24     $   23,399.98
25     $   27,604.02
26     $   33,654.72
27     $   36,180.00
28     $   65,715.30
29     $   47,958.12
30     $   91,513.80
31     $   57,578.85
32     $   76,783.95
       -------------
       $1,301,056.36

Non Exempt Employees
--------------------
Name         Total
----    ----------
1       $ 4,354.92
2       $12,938.80
3       $14,466.51
4       $ 2,456.81
5       $ 7,707.16
6       $ 1,578.85
7       $ 5,151.82
8       $13,468.82
        ----------
        $62,123.70

Notwithstanding the above, Acquiror shall not be liable for payment of FICA, SUI or FUI associated with payment of severance to the above employees.

                      SCHEDULE 6.9 - CONFIDENTIAL CONTRACTS

     All material agreements concerning the operation of the Business not otherwise set forth in Schedule 2.1(d):

1. Sales Agreement dated March 15, 2000 between Diab LP and Borden Chemicals And Plastics Operating Limited Partnership;
2. Sales Agreement dated May 24, 2001 between Rutland Plastic Technologies, Inc. and Borden Chemicals And Plastics Operating Limited Partnership;
3. Sales Agreement dated November 19, 1997 between Seaman Corporation and Borden Chemicals And Plastics Operating Limited Partnership;
4. Agreement for Engineering Services dated July 26, 2001 between Unified Theory, Inc. and Borden Chemicals And Plastics Operating Limited Partnership;
5. Freight Rates Agreements between Union Pacific Railroad Company and Borden Chemicals And Plastics Operating Limited Partnership for the following shipping locations:

          1.   From Allemania, LA to Illiopolis, IL dated December 1, 2000

          2.   From Freeport, TX to Illiopolis, IL dated December l, 2001

          3.   From Gregory, TX to Illiopolis, IL, dated December 1, 2001

          4.   From Lake Charles, LA to Illiopolis, IL dated December 1, 2001

          5.   From Plaquemine, LA to Illiopolis, IL dated December 1, 2001

6. Sales Agreement dated April 11, 2001 between Henkel Surface Technologies and Borden Chemicals And Plastics Operating Limited Partnership;
7. Sales Agreement dated January 3, 2001 between Mannington Mills, Inc. and Borden Chemicals And Plastics Operating Limited Partnership;
8. Sales Agreement dated March 25, 1999 between BASF (f/k/a Morton International, Inc.) and Borden Chemicals And Plastics Operating Limited Partnership;
9. Sales Agreement dated November 29, 1999 between Congoleum Corporation and Borden Chemicals And Plastics Operating Limited Partnership;
10. Sales Agreement dated February 15, 2000 between Geon Formulator Group ( ______) and Borden Chemicals And Plastics Operating Limited Partnership;
11. Letter Agreement dated October 25, 2001 between Congoleum Corporation and Borden Chemicals And Plastics Operating Limited Partnership;
12. Amendment 4 to Contract Reg-NS-C 14619 dated December 3, 2001 between Borden Chemicals And Plastics Operating Limited Partnership and Canadian Pacific Railway and Norfolk Southern Railway Company.
13. Transportation Contract NS 18051 dated September 14, 2001 between Borden Chemicals And Plastics Operating Limited Partnership and Illinois Central Railroad Company and Norfolk Southern Railway Company.

14. Transportation Contract NS 18052 dated September 14, 2001 between Borden Chemicals And Plastics Operating Limited Partnership and CSX Transportation, Inc. and Norfork Southern Railway Company,
15. Transportation Contract Reg-NS-C-18337 dated September 14, 2001 between Borden Chemicals And Plastics Operating Limited Partnership and Norfolk Southern Railway Company.
16. Amendment No.5 to Contract Reg-NS-C 15889 dated September 14, 2001 between Borden Chemicals And Plastics Operating Limited Partnership and Norfolk Southern Railway Company.

             SCHEDULE 6.11 - ENGINEERING AND MECHANICAL INFORMATION

     All the engineering and mechanical information set forth herein to the extent solely related to the Illiopolis Plant.

A.   General

     6. P&I flow diagram showing all equipment in the plant which should also include fire fighting system, VCM/VAM unloading system, RW/HW system, cooling water system, utilities such as nitrogen, natural gas, instrument air, well and raw water treatment.
     7. Machine list showing specifications for all equipment corresponding to P&I flow diagram.
     8.   Sequence chart of polymerization,
     9.   List of laboratory equipment.
     10.  Document and information of office LAN system to be transferred.
     11.  Underground pipeline construction drawings
     12.  Human Resources records
     13.  Construction bid packages and drawings
     14.  Standard Operating Procedures

B.   Maintenance for mechanical instrument and electricity

     1.   Overall

          (a)  List of maintenance equipment
          (b)  Spare parts list
          (c)  Vendor document and drawings for each equipment
          (d)  Engineering standard including piping standard
          (e)  Maintenance record of major equipment
          (f)  Record of mechanical integrity required by OSHA

     2.   Mechanical

          (a)  Piping drawings
          (b)  Drawing for each building
          (c)  Boring data of the plant
          (d) List of leased equipment such as fork lift, track mobile, track shoe, etc.

     3.   Instrument and electrical

          (a)  Document for process computer (both hardware and software)
          (b)  Instrument list
          (c)  Motor list
          (d)  Instrument loop drawing

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          (e)  Electrical one line diagram and wiring diagram
          (f)  Document for instrument and electrical UPS system
          (g)  Layout drawings for control room and switchgear room
          (h)  Information of substation equipment

C.   Safety and environment

     1.   List of safety equipment
     2.   Hazardous area classification drawing
     3.   Document for monitoring system
     4.   Printout record of area monitoring and personal monitoring record
     5. Record of analysis required by environmental regulations (air, water, hazardous material, etc.)
     6.   PSM compliance data
     7. All current and past environmental permits, documents, applications, correspondence, agreements, etc,
     8. All current and past safety documents, filings, records, correspondence, agreements, etc.
     9.   Compliance record for TCLP test for solid waste disposal
     10.  Material Safety Data Sheets for all products

D.   License

     l. License agreements with other companies for special technique, chemicals, etc.

E.   Purchasing and receiving

     1.   Document for purchasing
     2.   Document for receiving of material and equipment

F.   Quality Control and Laboratory

     l.   Product Specification
     2.   Customer Specification
     3.   Test methods
     4.   ISO certification, if applicable